Exhibit 10.11

MASTER REPURCHASE AGREEMENT
Dated as of December 17, 2024
between
GOLDMAN SACHS BANK USA,
as Purchaser,
and
PCREDIT LEVERED A, LLC,
as Seller

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TABLE OF CONTENTS
Page
ARTICLE 2 DEFINITIONS    1
ARTICLE 3 INITIATION; CONFIRMATION; TERMINATION; EXTENSION    27
ARTICLE 4 MARGIN MAINTENANCE    38
ARTICLE 5 PAYMENTS; COLLECTION ACCOUNT    39
ARTICLE 6 REQUIREMENTS OF LAW; BENCHMARK REPLACEMENT; TAXES    41
ARTICLE 7 SECURITY INTEREST    47
ARTICLE 8 TRANSFER AND CUSTODY    49
ARTICLE 9 SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS    50
ARTICLE 10 REPRESENTATIONS AND WARRANTIES    50
ARTICLE 11 NEGATIVE COVENANTS OF SELLER    56
ARTICLE 12 AFFIRMATIVE COVENANTS OF SELLER    58
ARTICLE 13 SINGLE PURPOSE ENTITY COVENANTS    63
ARTICLE 14 EVENTS OF DEFAULT; REMEDIES    65
ARTICLE 15 SET-OFF    71
ARTICLE 16 SINGLE AGREEMENT    72
ARTICLE 17 NOTICES AND OTHER COMMUNICATIONS    72
ARTICLE 18 ENTIRE AGREEMENT; SEVERABILITY    73
ARTICLE 19 NON-ASSIGNABILITY    73
ARTICLE 20 GOVERNING LAW    75
ARTICLE 21 WAIVERS AND AMENDMENTS    75
ARTICLE 22 INTENT    75
ARTICLE 23 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS    77
ARTICLE 24 CONSENT TO JURISDICTION; WAIVERS    77
ARTICLE 25 NO RELIANCE    78
ARTICLE 26 INDEMNITY AND EXPENSES    79
ARTICLE 27 DUE DILIGENCE    80
ARTICLE 28 SERVICING    81
ARTICLE 29 [INTENTIONALLY OMITTED]    83
ARTICLE 30 MISCELLANEOUS    83
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ii
26464340.2.BUSINESS
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EXHIBITS

EXHIBIT I    Names and Addresses for Communications between Parties
EXHIBIT II    Form of Confirmation Statement
EXHIBIT III    Authorized Representatives of Seller
EXHIBIT IV    Form of Power of Attorney
EXHIBIT V    Representations and Warranties Regarding Individual Purchased Assets
EXHIBIT VI    Asset Information
EXHIBIT VII    Advance Procedures
EXHIBIT VIII    Form of Margin Call Notice
EXHIBIT IX    Form of Release Letter
EXHIBIT X    Form of Covenant Compliance Certificate
EXHIBIT XI    Form of Servicer Letter
EXHIBIT XII    Form of Bailee Letter
EXHIBIT XIII    [Intentionally Omitted]
EXHIBIT XIV    Form of U.S. Tax Compliance Certificate
EXHIBIT XV    Form of U.S. Tax Compliance Certificate
EXHIBIT XVI    Form of U.S. Tax Compliance Certificate
EXHIBIT XVII    Form of U.S. Tax Compliance Certificate
4895-1210-4939v.10

MASTER REPURCHASE AGREEMENT
MASTER REPURCHASE AGREEMENT, dated as of December 17, 2024 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and between GOLDMAN SACHS BANK USA, a New York State member bank (including any successor thereto, “Purchaser”) and PCREDIT LEVERED A, LLC, a Delaware limited liability company (“Seller”).
ARTICLE 1

APPLICABILITY
Subject to the terms of the Transaction Documents, from time to time the parties hereto may enter into transactions in which Seller will sell to Purchaser, all of Seller’s right, title and interest in and to certain Eligible Assets (as defined herein) and the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Purchaser to Seller, with a simultaneous agreement by Purchaser to re-sell back to Seller, and by Seller to repurchase, such Assets at a date certain or on demand, against the transfer of funds by Seller to Purchaser. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing by Seller and Purchaser, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, this Agreement is not a commitment by Purchaser to engage in Transactions, but sets forth the requirements under which Purchaser would consider entering into Transactions from time to time. At no time shall Purchaser be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Purchaser.
ARTICLE 2

DEFINITIONS
The following capitalized terms shall have the respective meanings set forth below.
“Accelerated Repurchase Date” shall have the meaning specified in Article 14(b).
“Accepted Servicing Practices” shall have the meaning specified in any Servicing Agreement approved by Purchaser, unless such term is not defined in such Servicing Agreement, in which case, “Accepted Servicing Practices” shall mean with respect to any Purchased Asset, those mortgage loan or participation interest servicing practices of prudent mortgage lending institutions that service mortgage loans and/or participation interests of the same type as such Purchased Asset in the state where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.
“Account Bank” shall mean JPMorgan Chase Bank, N.A., or any successor appointed by Purchaser in its sole and absolute discretion and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to Seller.
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“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced against such Person by another which is consented to, solicited by, colluded with or by such Person, not timely contested or results in entry of an order or decree for relief that, in the case of an action not commenced by or with the consent of such Person, is not dismissed or stayed within thirty (30) days; (b) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or all or substantially all of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the admission by such Person in writing or in a legal proceeding of its inability to, or intention not to, pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.
“Affiliate” shall mean, when used with respect to any specified Person, (a) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person or (b) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.
“Agreement” shall have the meaning specified in the introductory paragraph hereof.
“Anti-Money Laundering Laws” shall have the meaning specified in Article 10(kk).
“Asset Information” shall mean, with respect to each Purchased Asset, the information set forth in Exhibit VI attached hereto (unless otherwise waived by Purchaser).
“Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement.
“Assets” shall have the meaning specified in Article 1.
“Asset Type” shall have the meaning specified in the Custodial Agreement.
“Bailee” shall mean a settlement agent, escrow agent or bailee that is acceptable to Purchaser in its sole and absolute discretion and that has delivered a Bailee Letter.
“Bailee Agreement” shall have the meaning specified in the Custodial Agreement.
“Bailee Letter” shall mean an agreement substantially in the form of Exhibit XII hereto or such other form as may be approved by Purchaser in its sole and absolute discretion, delivered by a Bailee to Purchaser and Custodian.

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“Bailee Trust Receipt” shall mean a trust receipt issued by Bailee to Purchaser in accordance with and substantially in the form contained in Exhibit XII confirming the Bailee’s possession of the Purchased Asset Documents listed thereon.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute.
“Benchmark” shall mean Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement.
“Benchmark Floor” shall mean, with respect to any Purchased Asset, the applicable benchmark floor pursuant to the related Purchased Asset Documents, but in no event less than zero (0).
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of:
(1)the alternate benchmark rate of interest that has been selected by Purchaser as the replacement for the then-current Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate commercial mortgage loans at such time (the “Unadjusted Benchmark Replacement”), and
(2)the Benchmark Replacement Adjustment;
provided that, such rate is then being used by Purchaser as the replacement for the then-current Benchmark with similarly situated customers under similar repurchase facilities for assets similar to the Purchased Assets; and provided further that in no event shall the Benchmark Replacement for any Pricing Rate Period be deemed to be less than the Benchmark Floor.
“Benchmark Replacement Adjustment” shall mean, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Purchaser giving due consideration to (a) any selection or recommendation by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate commercial mortgage loans at such time; provided that such spread adjustment is then being applied by Purchaser as the spread adjustment for the applicable Unadjusted Benchmark Replacement for similarly situated customers under similar repurchase facilities for assets similar to the Purchased Assets.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including

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changes to the definition of “Pricing Rate Determination Date”, the definition of “Pricing Rate Period,” the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative matters) that Purchaser determines may be appropriate or necessary to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Purchaser in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements (or, if Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if Purchaser determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Purchaser decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents), provided that such changes implemented by Purchaser are substantively similar, taken as a whole, together with all other provisions of the Transaction Documents after giving effect to such changes, to the changes applied by Purchaser in connection with the administration of the Benchmark Replacement for all similarly situated customers under similar repurchase facilities for assets similar to the Purchased Assets.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; and
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” first date on which such Benchmark has been determined and announced by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(3)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(4)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark

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has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(5)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Benchmark Transition Notice” shall have the meaning specified in Article 6(b)(iii).
“Breakage Costs” shall have the meaning specified in Article 26(b).
“Business Day” shall mean a day other than (a) a Saturday or Sunday, (b) a day on which Account Bank is not open to conduct its regular banking business, (c) a public holiday or (d) a day in which the New York Stock Exchange or banks in the States of New York or Minnesota are authorized or obligated by law or executive order to be closed.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.
“Capital Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.
“Change of Control” shall mean
(a)any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of fifty and one-tenth percent (50.1%) or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the trustees,
(b)Investment Advisor shall cease to act as the external investment advisor of Guarantor,
(c)Guarantor shall cease to directly or indirectly own and Control, of record and beneficially, 100% of the Capital Stock of Pledgor; or

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(d)Pledgor shall cease to directly own and Control, of record and beneficially, 100% of the Capital Stock of Seller.
“Closing Date” shall mean December 17, 2024.
“Collateral” shall have the meaning specified in Article 7(a).
“Collection Account” shall have the meaning specified in Article 5(d).
“Collection Account Control Agreement” shall mean that certain account control agreement among Purchaser, Seller and Account Bank to be entered into pursuant to the terms hereof with respect to the Collection Account, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Committed Future Advance Amount” shall mean with respect to any Future Advance Purchased Asset, any future advance with respect to such Future Advance Purchased Asset that was approved by Purchaser in its sole discretion in connection with the purchase of such Purchased Asset on its Purchase Date, as set forth in the related Confirmation as the “Committed Future Advance Amount.”
“Concentration Limits” shall have the meaning set forth in the Fee Letter.
“Confirmation” shall have the meaning specified in Article 3(c)(iii).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits Taxes.
“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.
“Controlled Affiliate” shall mean, when used with respect to any specified Person any other Person directly or indirectly Controlling or Controlled by such Person.
“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate substantially in the form of Exhibit X hereto.
“Credit Event” shall mean, with respect to any Purchased Asset, the occurrence and continuance of any of the following: (i) a material deterioration in the performance or condition of the Mortgaged Property securing such Purchased Asset, (ii) a material deterioration in the performance or condition of the Mortgagor, Mezzanine Borrower (if applicable) or other obligor (including, without limitation, any guarantor) in relation to such Purchased Asset or (iii) a material adverse change (including a change to property capitalization rates) in the performance or condition of the Mortgaged Property asset class and type securing such Purchased Asset within the commercial real estate market in the applicable geographic market where the Mortgaged Property securing such Purchased Asset is located. Any determination that a Credit

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Event has occurred and is continuing shall be made by Purchaser in its sole discretion, exercised in good faith. Notwithstanding the foregoing, in no event shall a Credit Event occur solely as a result of any disruption in the capital markets, credit markets or any other event that results in the increase or decrease of spreads or similar benchmarks including, without limitation, treasuries, interest rate swaps, Term SOFR or the prime rate; provided, however, that changes to property capitalization rates in the applicable geographic market where the Mortgaged Property relating to such Asset is located, whether or not such changes are caused by any of the foregoing, may constitute a Credit Event.
“Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, by and among Custodian, Seller and Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Custodial Delivery” shall have the meaning specified in the Custodial Agreement.
“Custodian” shall mean Computershare Trust Company, N.A., or any successor custodian appointed by Purchaser in its sole and absolute discretion and, so long as no Event of Default has occurred and is continuing, reasonably acceptable to Seller.
“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Default Threshold” shall have the meaning specified in the Fee Letter.
“Defaulted Asset” shall mean any asset
(a)    that is delinquent beyond all applicable notice and cure periods under the related Purchased Asset Documents, in the payment of principal, interest, fees or other amounts payable under the terms of the related Purchased Asset Documents,
(b)    as to which an Act of Insolvency shall have occurred with respect to the related Mortgagor, Mezzanine Borrower or guarantor,
(c)    as to which a material non-monetary default shall have occurred under any related Purchased Asset Document beyond any applicable notice or cure period, or
(d)    as to which any representation or warranty made in respect of the related Purchased Asset pursuant to Exhibit V is incorrect or untrue in any material respect.
“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§18-101 et seq., as amended.
“Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

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“Division” shall mean the division of a Dividing LLC into two (2) or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
“Determination Date” shall have the meaning specified in the Servicing Agreement.
“Dollars” and “$” shall mean freely transferable lawful money of the United States of America.
“Draw Fee” shall have the meaning specified in the Fee Letter.
“Due Diligence Package” shall have the meaning specified in Exhibit VII to this Agreement.
“Early Repurchase Date” shall have the meaning specified in Article 3(d).
“Early Termination Date” shall have the meaning specified in Article 3(d).
“Eligible Asset” shall mean any Mortgage Loan, Senior Note, Senior Participation Interest or Mezzanine Loan (solely in connection with any Mortgage Loan which is a Purchased Asset or will become a Purchased Asset simultaneously with Purchaser’s purchase of such Mezzanine Loan)
(a)    that is approved by Purchaser in its sole and absolute discretion,
(b)    that satisfies Seller’s underwriting guidelines as of the applicable origination date,
(c)    that satisfies the Eligibility Criteria, and
(d)    on each day, with respect to which the applicable representations and warranties set forth in Exhibit V of this Agreement are true and correct in all material respects, except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing.
“Eligible Property Types” shall mean office, retail, industrial, hospitality, multi-family (including student housing), self-storage or properties made up of any combination of the foregoing. The Eligible Property Type criteria set forth herein may be revised by Purchaser in its sole and absolute discretion with respect to any new Eligible Assets proposed to be purchased by the Purchaser under this Agreement.
“Eligibility Criteria” shall mean: (a) with respect to any Mortgage Loan, such Mortgage Loan
(i)is originated by Seller or an Affiliate of Seller or, if approved by the Purchaser in its sole discretion, was acquired by Seller or an Affiliate of Seller from a third party,
(ii)is performing and not a Defaulted Asset (provided, for the avoidance of doubt, that it is not a re-performing loan),

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(iii)is fully disbursed, except for customary holdbacks, reserves, escrows and future advances for interest, repairs, tenant improvements, leasing commissions and capital improvements,
(iv)accrues interest at a fixed rate or a floating rate based on the Benchmark or a substitute rate acceptable to Purchaser in its sole discretion,
(v)has an interest rate cap in place that is acceptable to Purchaser as of the related Purchase Date in its sole and absolute discretion,
(vi)with respect to which, in the case of a Mezzanine Loan, the related Mortgage Loan is a Purchased Asset,
(vii)has a term to maturity of no greater than five (5) years, inclusive of extension options, provided that Purchaser may approve a longer term on a case-by-case basis in its sole discretion,
(viii)has an underlying borrower/obligor that is a bankruptcy remote special purpose entity (to the extent required pursuant to applicable rating agency criteria),
(ix)is secured by a first Lien mortgage or deed of trust on an Eligible Property Type (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly own Eligible Property Types) and otherwise satisfies the criteria set forth in the definition of Eligible Property Type (or, in the case of a Mezzanine Loan, is secured by first priority pledges of all of the Capital Stock of Persons that directly own Eligible Property Types),
(x)the Mortgaged Property LTV of such Mortgage Loan does not exceed the Mortgaged Property LTV Threshold and the Purchase Price LTV of such Mortgage Loan does not exceed the Maximum Purchase Price LTV, in each case, unless otherwise approved by Purchaser in its sole discretion and set forth in the related Confirmation,
(xi)will not cause Seller to violate any Concentration Limits if such Mortgage Loan is included as a Purchased Asset,
(xii)is not a ground-up construction loan or a loan secured in any material part by raw, vacant or unimproved land (provided, for the avoidance of doubt, that loan proceeds may be used for capital improvements and/or tenant improvements),
(xiii)is not a mortgage-backed security and
(xiv)has an applicable appraisal that is (A) dated within one (1) year of the related Purchase Date or (B) acceptable to Purchaser in its sole and absolute discretion; or (b) with respect to any Senior Note, Senior Participation Interest or Mezzanine Loan, the related Mortgage Loan satisfies the criteria set forth in clause (a) above.

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“Equity Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the Closing Date, from Pledgor in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Equity Pledged Collateral” shall mean the “Pledged Collateral” as defined in the Equity Pledge Agreement.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean any corporation or trade or business (whether or not incorporated) that together with Seller is treated as a single employer under (i) Section 4001 or ERISA, (ii) Section 414(b) or (c) of the Internal Revenue Code or (iii) solely for purposes of potential liability under Section 302 of ERISA and Section 412 of the Internal Revenue Code Section 414(m) or (o) of the Internal Revenue Code.
“Event of Default” shall have the meaning specified in Article 14(a).
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Purchaser or required to be withheld or deducted from a payment to Purchaser: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Purchaser being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or, (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Purchaser pursuant to a law in effect on the date on which such Purchaser (i) acquires an interest in the Transactions or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Article 6(c) of this Agreement, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Purchaser’s failure to comply with Article 6(c)(v) of this Agreement and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exit Fee” shall have the meaning specified in the Fee Letter.
“Extension Fee” shall have the meaning specified in the Fee Letter.
“Facility Availability Period Expiration Date” shall mean the day that is the earlier of (i) the Stated Termination Date (excluding, for this purpose, any extension of such date for the Term Out Period, if exercised) and (ii) any Accelerated Repurchase Date.

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“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreements with respect thereto entered into with the United States and any legislation, rules or official practices adopted pursuant to any such intergovernmental agreements.
“Fee Letter” shall mean the letter agreement, dated as of the Closing Date, from Purchaser and accepted and agreed by Seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Filings” shall have the meaning specified in Article 7(c).
“Foreign Purchaser” shall mean Purchaser or any permitted assignee of Purchaser if such Purchaser or such permitted assignee is not a U.S. Purchaser.
“Future Advance Failure” shall have the meaning specified in Article 12(m).
“Future Advance Purchased Asset” shall mean any Purchased Asset approved by Purchaser, in its sole and absolute discretion, with respect to which less than the full principal amount is funded at origination and Seller is obligated, subject to the satisfaction of certain conditions precedent under the related Purchased Asset Documents, to make additional advances in the future to the related Mortgagor or Mezzanine Borrower.
“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.
“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” shall mean Principal Credit Real Estate Income Trust, a Maryland statutory trust.
“Guaranty” shall mean the Guaranty, dated as of the Closing Date, from Guarantor in favor of Purchaser, in form and substance acceptable to Purchaser, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.
“Indebtedness” shall mean, for any Person, without duplication, at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred

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purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (f) Indebtedness of others guaranteed by such Person; (g) all long-term payment obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person (including Capital Lease Obligations); (h) Indebtedness of general partnerships of which such Person is general partner; and (i) any other indebtedness of such Person by a note, bond, debenture or similar instrument.
“Indemnified Amounts” and “Indemnified Parties” shall each have the respective meanings specified in Article 26(a).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller, Pledgor or Guarantor under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Manager” shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, trustee, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Seller or any Affiliate thereof), attorney or counsel of any Seller Party or any Affiliate or equity owner of any Seller Party; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (iii) a Person controlling or under common control with any such stockholder, director, trustee, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier (other than any supplier that also employs such Person in its capacity providing independent manager services) or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, trustee, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company,

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National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors, another nationally recognized company acceptable to Purchaser, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with any Seller Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.
“Inspection Rights” shall mean any rights, granted to the Guarantor or any of its subsidiaries, (i) to visit and inspect the Mortgaged Property, (ii) to inspect and copy the books and records relating to any Mortgagor or Mortgaged Property, or (iii) to receive or request financial information, operating reports, or other information from any Mortgagor regarding such Mortgagor or the related Mortgaged Property, including, but not limited to, the following:
(a)    monthly, quarterly and annual financial statements, including income and expense statements, rent rolls and balance sheets;
(b)    monthly and quarterly operating reports, together with a report on occupancy;
(c)    additional quarterly operating reports and other financial information; and
(d)    monthly rent rolls, leasing schedules, leasing reports, operating statements and other leasing information.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Investment Advisor” shall man Principal Real Estate Investors, LLC, a Delaware limited liability company.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature

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whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.
“Litigation Threshold” shall have the meaning specified in the Fee Letter.
“Major Decision Rights” shall mean any approval or consent rights, granted to the Guarantor or any of its subsidiaries regarding operation and management matters of any Mortgagor or Mortgaged Property, which for the avoidance of doubt do not include Servicing Rights.
“Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Asset
(a)such Purchased Asset is determined by Purchaser, in its sole discretion, exercised in good faith, not to be an Eligible Asset,
(b)such Purchased Asset is subject to a material breach of a representation and warranty set forth in Exhibit V hereto, as determined by Purchaser in its sole discretion, exercised in good faith (except to the extent disclosed in a Requested Exceptions Report and approved by Purchaser in writing),
(c)in respect of which the complete Purchased Asset File has not been delivered to the Custodian in accordance with the terms of the Custodial Agreement,
(d)such Purchased Asset has been released from the possession of the Custodian under the Custodial Agreement to the Seller for a period in excess of the time period permitted under the Custodial Agreement,
(e)upon the occurrence of any Act of Insolvency with respect to any co-participant or any other Person having an interest in such Purchased Asset or any related Mortgaged Property that is pari passu in right of payment or priority with the rights of Purchaser in such Purchased Asset (subject to customary grace or cure periods for an “insolvency event”),
(f)such Purchased Asset is determined by Purchaser, in its sole discretion, exercised in good faith, to be a Defaulted Asset (beyond any applicable notice and cure periods),
(g)such Purchased Asset has not been repurchased on the applicable Repurchase Date or
(h)the failure of any Purchased Asset to qualify for safe harbor treatment as contemplated in Article 22 of this Agreement;
provided, that no Mandatory Early Repurchase Event shall be deemed to occur or exist to the extent that Purchaser has granted a permanent or temporary waiver with respect to the condition(s) that caused such Mandatory Early Repurchase Event in its sole and absolute discretion.

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“Margin Amount” shall mean, with respect to any Purchased Asset on any date of determination, an amount equal to (a) the lesser of (i) the unpaid principal balance of such Purchased Asset and (ii) the Market Value of such Purchased Asset, multiplied by (b) the Purchase Price Percentage for such Purchased Asset.
“Margin Call” shall have the meaning specified in Article 4(a).
“Margin Deficit” shall mean an amount determined by Purchaser in its sole discretion, exercised in good faith, as of any date as follows:
(a)with respect to any Margin Deficit Event described in clause (i) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be equal to an amount which, after payment of such Margin Deficit and application of such amount to reduce the Purchase Price of such Purchased Asset, will cause the Purchase Price Debt Yield of such Purchased Asset to be equal to the applicable Underwritten Purchase Price Debt Yield for such Purchased Asset as set forth in the related Confirmation; and
(b)with respect to any Margin Deficit Event described in clause (ii) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be equal to an amount which, after payment of such Margin Deficit, will result in a Purchase Price LTV for the applicable Purchased Asset equal to the initial Purchase Price LTV of such Purchased Asset, as set forth in the related Confirmation;
provided, that, if more than one Margin Deficit exists with respect to either of (a) or (b), above, on any date, then the Margin Deficit on such date shall be equal to the greater Margin Deficit then applicable and; provided further, for the avoidance of doubt, that no Margin Deficit will exist unless a related Margin Deficit Event has occurred and is continuing.
“Margin Deficit Event” shall mean the occurrence or existence of any of the following, as determined by Purchaser in its sole discretion, exercised in good faith:
(i)with respect to any Purchased Asset, the Purchase Price Debt Yield is less than the Minimum Purchase Price Debt Yield, as determined by Purchaser in its sole discretion exercised in good faith on each anniversary of the Purchase Date of such Purchased Asset (including, for the avoidance of doubt, the first anniversary); and/or
(ii)with respect to any Purchased Asset as to which a Credit Event shall have occurred, the Purchase Price LTV of such Purchased Asset is equal to or greater than the Maximum Purchased Asset Purchase Price LTV of such Purchased Asset as determined by Purchaser in its sole discretion exercised in good faith at any time.
“Margin Excess” shall mean an amount determined by Purchaser in its sole discretion, exercised in good faith, equal to the positive difference (if any) between (i) the Margin Amount of such Purchased Asset as of such date, minus (ii) the Purchase Price of such Purchased Asset as of such date.

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“Margin Excess Request” shall have the meaning specified in Article 3(i).
“Margin Threshold” shall have the meaning specified in Article 4(a).
“Market Value” shall mean, with respect to any Purchased Asset as of any relevant date, the market value (i.e., the value at which such Purchased Asset could be sold to a third party) for such Purchased Asset on such date as determined by Purchaser in its sole discretion exercised in good faith.
The Market Value of each Purchased Asset may be determined by Purchaser on each Business Day during the term of this Agreement.
“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, condition (financial or otherwise), assets or operations of any Seller Party, taken as a whole, (b) the ability of any Seller Party to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of Purchaser under any of the Transaction Documents.
“Material Modification” shall mean any modification or amendment of a Purchased Asset which:
(i)forbears, extends, increases or decreases the principal amount of such Purchased Asset (other than future advances);
(ii)modifies, consents to a modification or waives any monetary term (including, without limitation, any prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, default interest, late charges, late fees and yield maintenance charges payable by Mortgagor with respect to such Purchased Asset) (including, without limitation, prepayment terms, timing of payments, acceptance of discounted payoffs and payment of material fees, charges, premiums, penalties or other similar payments of any kind or nature whatsoever to be received by Seller with respect to the Purchased Asset or extends any maturity date (including any modification of any conditions to extend the maturity date of a Purchased Asset options) of such Purchased Asset (except pursuant to the express terms of the Purchased Asset Documents); provided that this clause (ii) shall not apply to any waiver of late fees and similar charges, including any default interest, with respect to a Purchased Asset so long as (A) Servicer is in compliance with Article 5(e) and (B) such waiver is not prohibited by the Servicing Agreement;
(iii)subordinates the lien priority of such Purchased Asset or the payment priority of such Purchased Asset other than subordinations required under the related Purchased Asset Documents (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the

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commercially reasonable judgment of Seller do not materially adversely affect the rights and interest of the holder of such Purchased Asset);
(iv)releases any collateral for such Purchased Asset or accepts substitute or additional collateral for such Purchased Asset (or consent to either of the foregoing), other than if specifically required under the related Purchased Asset Documents and for which there is no material lender discretion;
(v)materially waives, amends or modifies any financial covenant, cash management, cash trap or reserve account requirements of such Purchased Asset other than changes required under the related Purchased Asset Documents;
(vi)waives any due-on-sale or due-on-encumbrance provisions of such Purchased Asset or involves any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents;
(vii)waives, amends or modifies, in the Seller’s reasonable judgment, any material insurance requirements of such Purchased Asset under the related Purchased Asset Documents;
(viii)with respect to a Purchased Asset that is a Mortgage Loan, waives any covenant prohibiting the entry into a mezzanine financing arrangement of any kind by the holder or holders of the direct or indirect ownership interests in the related Mortgagor;
(ix)waives any covenant prohibiting the related Mortgaged Property becoming encumbered by a lien or security interest in connection with any subordinate financing;
(x)accepts any assumption agreement releasing a Mortgagor from all or a portion of liability under such Purchased Asset other than pursuant to the specific terms of such Purchased Asset and for which there is no material lender discretion, or releases any obligor under the underlying Purchased Asset Documents (other than any release required by the terms of such underlying Purchased Asset Documents);
(xi)materially waives, amends or modifies, in the Seller’s reasonable judgment, any capital expenditure requirements of such Purchased Asset under the related Purchased Asset Documents that would have a material adverse effect on such Purchased Asset, except to the extent that the consent of the lender thereto is not required under the Purchased Asset Documents; provided that, for the avoidance of doubt, an extension with respect to any capital expenditure requirement shall

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not constitute a material waiver, amendment or modification as contemplated by this clause (xi);
(xii)with respect to any Purchased Asset for which Seller has received a pledge of the Capital Stock in the Mortgagor as additional collateral for such mortgage loan have the effect of: (A) exercising any voting, consensual and other powers of ownership pertaining to any Capital Stock of the Mortgagor as if Seller were the owner thereof; or (B) selling, assigning or otherwise disposing of all or any part of the Capital Stock of the Mortgagor pursuant to the terms and conditions of the pledge and security agreement constituting a Purchased Asset Document;
(xiii)modifies, amends, consents, or waives any term or provision, or the definition of, change of control, sponsor, or any other similar term or provision in any Purchased Asset Document other than pursuant to the specific terms of such Purchased Asset Document and for which there is no lender discretion;
(xiv)modifies, amends, consents, or waives any material term or provision of any Purchased Asset Document relating to any hedging arrangement benefiting any Purchased Asset;
(xv)modifies, amends, consents, or waives any term or provision of any Purchased Asset Document limiting the ability of the Mortgagor to grant any guarantee or indemnity, or the with respect to the negative pledge granted by such Mortgagor under the Purchased Asset Documents;
(xvi)modifies, amends, consents, or waives any term or provision of any Purchased Asset Document relating to the appointment, termination or replacement of any property manager, asset manager, franchisor or hotel manager (other than any appointment, termination or replacement of such Person permitted by the terms of such underlying Purchased Asset Documents and for which there is no lender discretion); or
(xvii)materially waives, amends or modifies, in the Seller’s reasonable judgment, any material event of default or recourse provisions of the related Purchased Asset Documents.
“Maximum Facility Purchase Price” shall have the meaning specified in the Fee Letter.
“Maximum Purchase Price LTV” shall have the meaning specified in the Fee Letter.
“Mezzanine Borrower” shall mean the obligor on any applicable Mezzanine Note.
“Mezzanine Loan” shall mean a performing mezzanine loan secured by pledges of 100% of the Capital Stock of the Mortgagor under a related Mortgage Loan which is a Purchased Asset.

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“Mezzanine Loan Documents” shall mean, with respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan, including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement.
“Mezzanine Note” shall mean the original executed promissory note or other tangible evidence of the Mezzanine Loan indebtedness.
“Minimum Purchase Price Debt Yield” shall have the meaning specified in the Fee Letter.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in (subject to Permitted Encumbrances) an estate in (i) fee simple in real property and the improvements thereon or (ii) a ground lease, securing a Mortgage Note or similar evidence of indebtedness.
“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first Lien on one or more Eligible Property Types.
“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the mortgaged property securing such Mortgage Loan; (b) a Mezzanine Loan, the real property owned by the Person the Capital Stock of which is pledged as collateral for such Mezzanine Loan; and (c) a Participation Interest, the mortgaged property securing such Participation Interest, or the mortgaged property securing the Mortgage Loan in which such Participation Interest represents a participation, as applicable.
“Mortgaged Property LTV” shall mean, on any date with respect to any Purchased Asset, a fraction (expressed as a percentage) (A) the numerator of which is the unpaid principal balance of the related Purchased Asset and (B) the denominator of which is the “as-is” appraised value of the related Mortgaged Property.
“Mortgaged Property LTV Threshold” shall have the meaning set forth in the Fee Letter.
“Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.
“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.
“Net Cash Flow” shall mean, with respect to any Purchased Asset at any time, all monies collected from or in respect of such Purchased Asset, including without limitation, payments of interest, principal, repayment, rental or other income, insurance and liquidation proceeds, payments in respect of any associated hedging transaction, and all proceeds from sale or other

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disposition of such Purchased Asset. For the avoidance of doubt, Net Cash Flow shall not include (i) origination fees and expense deposits paid by the Mortgagors or Mezzanine Borrowers in connection with the origination and closing of the Purchased Asset, (ii) any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as Taxes, insurance, capital expenditures, tenant improvements, leasing commissions or required repairs, or insurance or condemnation proceeds available for restoration or otherwise payable to a Mortgagor or (iii) any amounts that a Servicer, under the express terms of the Servicing Agreement to which it is a party, is entitled to receive and retain for its own account and is not required to pay over to Seller or Purchaser, including, without limitation, any accrued fees due and payable to a Servicer.
“Other Connection Taxes” shall mean with respect to the Purchaser, Taxes imposed as a result of a present or former connection between the Purchaser and the jurisdiction imposing such Taxes (other than a connection arising from the Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, a Transaction Document or Purchased Asset Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant Register” shall have the meaning specified in Article 19(d).
“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.
“Participation Interest” shall mean a participation interest in a Mortgage Loan.
“Patriot Act” shall have the meaning specified in Article 10(hh).
“Permitted Encumbrances” shall mean, with respect to any Purchased Asset (a) such liens, easements, rights and encumbrances as are permitted by the related Purchased Asset Documents and (b) Liens granted pursuant to the Transaction Documents.
“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.
“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five plan years ended prior to the date of this Agreement or to

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which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five plan years period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, other than a Multiemployer Plan.
“Pledgor” shall mean PCREDIT Holding, LLC, a Delaware limited liability company, or any replacement pledgor appointed by Seller and acceptable to Purchaser in its sole discretion exercised in good faith.
“Pledgor Financing Statement” shall have the meaning specified in Article 3(b)(i).
“Pre-Purchase Due Diligence” shall have the meaning specified in Article 3(c).
“Pricing Rate” shall mean, for any Pricing Rate Period and any Transaction:
(A)    other than during the continuance of an Event of Default, an annual rate equal to the sum of (i) the Benchmark and (ii) the relevant Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset; and
(B)    during the continuance of an Event of Default, the amount specified in clause (A) plus five percent (5%).
The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents (including, without limitation, as provided in Article 6) or the related Confirmation.
“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period.
“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset (or such later date on which the Purchased Asset is actually repurchased).
“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received as, or applied to as, a payment or prepayment of principal in respect thereof.
“Prohibited Person” shall mean (i) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (ii) any foreign shell bank, (iii)  any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been

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designated as a high-risk jurisdiction subject to a call for action or under increased monitoring by the Financial Action Task Force on Money Laundering (“FATF”), or (iv) a person or entity that is, or is owned or controlled by any Person that is, the target of any Sanctions or is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible.
“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Purchaser purchases such Purchased Asset from Seller hereunder.
“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Purchaser on the applicable Purchase Date, which price shall equal the product of (x) the related Purchase Price Percentage multiplied by (y) the lower of (a) the Market Value of such Purchased Asset and (b) the unpaid principal balance of such Purchased Asset, decreased by (a) the portion of any Principal Payments on the Purchased Asset that is applied pursuant to Article 5(f) or 5(g) to reduce the Purchase Price for the Purchased Asset, (b) any amounts applied to reduce the Purchase Price of the Purchased Asset pursuant to Article 4(a) on account of a Margin Call and (c) any other amounts applied by Purchaser to reduce the Purchase Price for the Purchased Asset and increased by any future advance funded pursuant to Article 3(h) or Margin Excess funded pursuant to Article 3(i) with respect to such Purchased Asset.
“Purchase Price Debt Yield” shall have the meaning specified in the Fee Letter.
“Purchase Price Differential” shall mean, with respect to any Purchased Asset as of any date of determination, the amount equal to the product of (a) the applicable Pricing Rate for such Purchased Asset and (b) the daily outstanding Purchase Price of such Purchased Asset, calculated on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Purchase Price Differential previously paid by Seller to Purchaser with respect to such Purchased Asset).
“Purchase Price LTV” shall have the meaning specified in the Fee Letter.
“Purchase Price Percentage” shall have the meaning specified in the Fee Letter.
“Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller). A Purchased Asset that is repurchased by Seller in accordance with this Agreement shall cease to be a Purchased Asset.

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“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset upon its release pursuant to Article 7(c).
“Purchased Asset File” shall mean, with respect to each Purchased Asset, the documents specified as the “Purchased Asset File” in the Custodial Agreement, together with any additional documents and information required to be delivered to Purchaser or its designee (including the Custodian) pursuant to this Agreement and/or the Custodial Agreement.
“Purchased Asset Schedule” shall mean, with respect to any Purchased Asset, a schedule attached to the related Confirmation containing information substantially similar to the Asset Information.
“Purchased Items” shall mean all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:
(i)the Purchased Assets;
(ii)the Purchased Asset Documents, the Servicing Rights, the Servicing Agreement, the Servicing Records, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts, and letters of credit, in each case, relating to the Purchased Assets;
(iii)all related forward trades and takeout commitments placed on the Purchased Assets;
(iv)all proceeds relating to the sale, securitization, liquidation, or other disposition of the Purchased Assets;.
(v)all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and
(vi)all replacements, substitutions or distributions on or proceeds, payments, Net Cash Flow and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.
“Purchaser” shall have the meaning specified in the introductory paragraph hereof.
“Qualified Transferee” shall mean any of the following Persons: (a) a bank, financial institution, investment company, investment fund, investment manager, investment bank, money manager, pension fund, insurance company, trust company, savings and loan association, commercial credit corporation, pension fund advisory firm, mutual fund, governmental entity or plan, and (b) any other Person to which Seller has consented in writing in its sole discretion exercised in good faith.
“Related Credit Enhancement” shall have the meaning specified in Article 7(a).

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“Release Letter” shall mean a letter substantially in the form of Exhibit IX hereto (or such other form as may be acceptable to Purchaser).
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Remittance Date” shall mean the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Purchaser.
“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of (a) the date set forth in the applicable Confirmation, or if such day is not a Business Day, the immediately following Business Day; (b) the earlier to occur of (x) the maturity date (as same may be extended pursuant to the Purchased Asset Documents) or (y) the seventh (7th) anniversary of the Closing Date (or if such date is not a Business Day, the next succeeding Business Day); (c) the payment in full of the unpaid principal balance of such Purchased Asset; (d) the Termination Date; (e) the Early Repurchase Date with respect to such Purchased Asset; (f) the Accelerated Repurchase Date; or (g) any Mandatory Early Repurchase Date with respect to such Purchased Asset.
“Repurchase Obligations” shall have the meaning specified in Article 7(a).
“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Purchaser to Seller; such price will be determined in each case as the sum of, without duplication, (i) the outstanding Purchase Price of such Purchased Asset as of such date; (ii) the accrued and unpaid Purchase Price Differential with respect to such Purchased Asset as of such date (other than, with respect to calculations in connection with the determination of a Margin Deficit, accrued and unpaid Purchase Price Differential for the current Pricing Rate Period); (iii) all accrued and unpaid costs and expenses (including, without limitation, costs, fees and expenses of counsel) of Purchaser relating to such Purchased Assets; and (iv) any other amounts due and owing by Seller to Purchaser and its Affiliates pursuant to the terms of the Transaction Documents as of such date.
“Requested Exceptions Report” shall have the meaning specified in Exhibit VII hereto.
“Requirement of Law” shall mean any applicable law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.
“Responsible Officer” shall mean any duly appointed officer or authorized signatory of Seller or Guarantor, as applicable.
“Retained Rights” means the Inspection Rights and the Major Decision Rights.

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“SEC” shall have the meaning specified in Article 23(a).
“Seller” shall have the meaning assigned thereto in the introductory paragraph hereof.
“Seller Certificate” shall have the meaning specified in the Custodial Agreement.
“Seller Financing Statement” shall have the meaning specified in Article 3(b).
“Seller Party” shall mean, collectively or individually, as the context may require, Seller, Pledgor and Guarantor.
“Senior Note” shall mean a Mortgage Note evidencing a senior or pari passu senior position in a Mortgage Loan. A Senior Note shall not be junior to any other Mortgage Note secured by the same Mortgaged Property.
“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan evidenced by a Participation Certificate. A Senior Participation Interest shall not be junior to any other participation interest or Mortgage Note secured directly or indirectly by the same Mortgaged Property.
“Servicer” shall mean Principal Real Estate Investors, LLC, a Delaware limited liability company, or any other servicer approved by Purchaser in its sole and absolute discretion exercised in good faith.
“Servicer Letter” shall have the meaning specified in Article 28(e).
“Servicing Agreement” shall mean (i) that certain Servicing Agreement, dated as of December 17, 2024, by and among Servicer, Investment Advisor, Purchaser and Seller, and (ii) any other servicing agreement, in form and substance acceptable to Purchaser in its sole and absolute discretion exercised in good faith, entered into by Seller and any Servicer, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement servicing agreement acceptable to Purchaser in its sole and absolute discretion exercised in good faith.
“Servicing Records” shall have the meaning specified in Article 28(f).
“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.
“Settlement Agent” shall mean a settlement agent, escrow agent or bailee under the Bailee Agreement.
“SIPA” shall have the meaning specified in Article 23(a).
“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the

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benchmark (or a successor administrator), on the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Spread” shall have the meaning specified in the Fee Letter.
“Stated Termination Date” shall mean December 17, 2026 (or if such date is not a Business Day, the immediately succeeding Business Day), as such date may be extended pursuant to Article 3(f) hereof.
“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Purchaser in its reasonable discretion).
“Term SOFR” shall mean, for each Pricing Rate Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the applicable Pricing Rate Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Pricing Rate Determination Date. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall mean the day that is the earlier of (i) the Stated Termination Date, as such date may be extended pursuant to Article 3(f) hereof; (ii) any Accelerated Repurchase Date; and (iii) the Early Termination Date.
“Term Out Period” shall mean an extension period commencing on the first day after the Stated Termination Date and ending on the earlier to occur of (i) the date which is the Repurchase Date of the last remaining Purchased Asset subject to a Transaction and (ii) the date

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on which the payment in full of the outstanding Purchase Price of the last remaining Purchased Asset then subject to a Transaction occurs.
“Title Insurer” shall mean a nationally recognized title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located.
“Title Policy” shall mean an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer and irrevocably obligating the Title Insurer to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction.
“Transaction” shall mean a Transaction, as specified in Article 1.
“Transaction Documents” shall mean, collectively, this Agreement, any applicable Exhibits to this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Servicing Agreement, the Servicer Letter, the Collection Account Control Agreement, the Equity Pledge Agreement, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, and all other documents executed in connection with this Agreement or any Transaction.
“Trust Receipt” shall have the meaning specified in the Custodial Agreement.
“UCC” shall have the meaning specified in Article 7(c).
“UCC Filing Jurisdiction” shall mean, with respect to Seller and Pledgor, the State of Delaware.
“UCC Financing Statement” shall mean the Seller Financing Statement or the Pledgor Financing Statement, individually or collectively as the context may require.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information that has come to Seller’s attention after exercising reasonable care and diligence that would be considered a materially “negative” factor (in the aggregate with other information).
“U.S. Purchaser” shall mean Purchaser or any assignee of Purchaser so long as Purchaser or such assignee is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association,

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or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States Government securities.
“U.S. Tax Compliance Certificate” shall have the meaning specified in Article 6(c)(v)(B)(II)(c.) of this Agreement.
“Volcker Rule” shall have the meaning specified in Article 10(cc).
“Wet Purchased Asset” shall mean an Eligible Asset which Seller is selling to Purchaser simultaneously with the origination thereof and for which the Purchased Asset File has not been delivered to Custodian.
The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.
ARTICLE 3

INITIATION; CONFIRMATION; TERMINATION; EXTENSION
(a)Entry into Transactions. On or after the Closing Date but prior to the Facility Availability Period Expiration Date, upon the satisfaction of all conditions set forth in Article 3(b) for the initial Transaction and Article 3(c) for each Transaction (including the initial Transaction), the related Eligible Asset shall be transferred to Purchaser against the transfer of the Purchase Price therefor to an account of Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.
(b)Conditions Precedent to Initial Transaction. Purchaser’s agreement to enter into the initial Transaction is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the following conditions precedent to the satisfaction of Purchaser and its counsel in their sole and absolute discretion:
(i)Delivery of Documents. The following documents, shall have been delivered to Purchaser:
(A)this Agreement, duly completed and executed by each of the parties hereto;
(B)the Fee Letter, duly completed and executed by each of the parties thereto;

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(C)the Custodial Agreement, duly completed and executed by each of the parties thereto;
(D)the Collection Account Control Agreement;
(E)the Guaranty, duly completed and executed by each of the parties thereto;
(F)the Servicing Agreement, duly completed and executed by each of the parties thereto;
(G)the Servicer Letter, duly completed and executed by each of the parties thereto;
(H)the Equity Pledge Agreement, duly completed and executed by each of the parties thereto;
(I)any and all consents and waivers applicable to Seller or to the Purchased Assets;
(J)a power of attorney from Seller substantially in the form of Exhibit IV hereto, duly completed and executed;
(K)a UCC financing statement for filing in the UCC Filing Jurisdiction of Seller, naming Seller as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” “all assets of Debtor, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, and all proceeds and all products thereof” (the “Seller Financing Statement”);
(L)a UCC financing statement for filing in the UCC Filing Jurisdiction of Pledgor, naming Pledgor as “Debtor” and Purchaser as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Equity Pledged Collateral (the “Pledgor Financing Statement”);
(M)opinions of outside counsel to the Seller Parties in form and substance acceptable to Purchaser (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, including, with respect to Seller, that it is exempt from registration under the Investment Company Act of 1940 under Section 3(c)(5)(C), security interests and Bankruptcy Code safe harbors); provided that the opinion of outside counsel covering Bankruptcy Code safe harbors shall be delivered by not later than fifteen (15) Business Days after the Closing Date (or such other date Purchaser may agree to in its reasonable discretion);
(N)for each Seller Party, a good standing certificate dated within fourteen (14) calendar days prior to the Closing Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such party from time to time in connection herewith;
(O)evidence acceptable to Purchaser from Custodian that Custodian is in possession of the Seller Certificate; and

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(P)all such other and further documents and documentation as Purchaser shall reasonably require.
(ii)Reimbursement of Costs and Expenses. Seller shall have paid, or reimbursed Purchaser for, all costs and expenses, including but not limited to the legal fees and due diligence expenses, actually incurred by Purchaser in connection with the development, preparation and execution of the Transaction Documents and any other documents prepared in connection herewith or therewith.
(c)Conditions Precedent to All Transactions. Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent to the satisfaction of Purchaser and its counsel, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:
(i)Transaction Approval. Purchaser shall have (A) determined, in its sole discretion, that each related proposed Purchased Asset is an Eligible Asset and (B) received internal credit approval with respect to the proposed Transaction, each of the foregoing, as evidenced by Purchaser’s execution and delivery of a Confirmation with respect thereto.
(ii)Maximum Facility Purchase Price; Concentration Limits. The sum of (A) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (B) the requested Purchase Price for the pending Transaction shall not exceed an amount equal the Maximum Facility Purchase Price. The Concentration Limits shall not be violated after giving effect to the requested Transaction.
(iii)Confirmation. Seller shall have, no less than five (5) Business Days prior to the requested Purchase Date (or such shorter time approved by Purchaser in its sole discretion):
(A)given notice to Purchaser of the proposed Transaction by delivering to Purchaser an executed and completed confirmation substantially in the form of Exhibit II hereto (a “Confirmation”). For purposes of the determination of Underwritten Net Operating Income and Underwritten Purchase Price Debt Yield set forth in each Confirmation, Seller shall have delivered to Purchaser pro forma projected trailing twelve month underwritten net operating income from the Mortgaged Property or Mortgaged Properties calculated using the methodology set forth in the Purchased Asset Documents. The Confirmation shall be signed by a Responsible Officer of Seller; and
(B)with respect to each Eligible Asset subject to the pending Transaction, delivered to Purchaser the documents required pursuant to Exhibit VII hereto in accordance with the time frames set forth therein (unless otherwise waived by Purchaser).
(iv)Custodial Delivery. Within the timeframe required by the Custodial Agreement for such Eligible Asset, other than with respect to a Wet Purchased Asset or any other Purchased Asset for which the Seller has delivered a Bailee Letter if approved by Purchaser in its sole discretion, Seller shall have delivered to Custodian, in accordance with the Custodial Agreement, the Custodial Delivery and the Purchased Asset File with respect to each Eligible Asset.

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(v)Confirmation by Settlement Agent. With respect to any Wet Purchased Asset or any other Purchased Asset for which the Seller has delivered a Bailee Letter, if approved by Purchaser in its sole discretion, the related Settlement Agent shall have confirmed possession of the related Purchased Asset File in accordance with the related Bailee Agreement.
(vi)Due Diligence Review. Purchaser shall have completed its due diligence investigation of the Eligible Assets subject to the pending Transaction and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Assets and, in accordance with Article 27, each Seller Party, as Purchaser in its sole and absolute discretion deems appropriate to review and such review shall be satisfactory to Purchaser in its sole and absolute discretion (the “Pre-Purchase Due Diligence”) and has determined, in its sole and absolute discretion, to purchase any or all of the Eligible Assets proposed to be sold to Purchaser by Seller. Purchaser shall inform Seller of its determination with respect to any such proposed Transaction solely in accordance with Exhibit VII hereto.
(vii)Countersigned Confirmation. Purchaser shall have delivered to Seller a countersigned copy of the related Confirmation described in clause (ii)(A) above.
(viii)No Default. No Default (including, a Default under Article 14(a)(xviii)) or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document;
(ix)No Material Adverse Effect. No event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect.
(x)Waiver of Exceptions. Purchaser shall have waived in writing all exceptions in the related Requested Exceptions Report, as evidenced by Purchaser’s execution of the Confirmation to which such Requested Exception Report is attached.
(xi)Representations and Warranties. The representations and warranties made by Seller in Article 10 with respect to the proposed Purchased Asset (other than representations and warranties for which Purchaser has approved an exception pursuant to clause (x)) shall be true and correct on and as of the Purchase Date for the pending Transaction in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(xii)Acknowledgement of Servicer. Purchaser shall have received from Servicer a written acknowledgement that each Eligible Asset to be sold to Purchaser will be serviced in accordance with the Servicing Agreement as of the related Purchase Date other than any Senior Note or Participation Interest pursuant to which the Seller does not, pursuant to the related Purchased Asset Documents, have the right to appoint a servicer or control servicing.
(xiii)No Margin Deficit. No Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Transaction.

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(xiv)Receipt of Trust Receipt. With respect to any Eligible Asset other than a Wet Purchased Asset or any other Purchased Asset for which the Seller has delivered a Bailee Letter, if approved by Purchaser in its sole discretion, Purchaser shall have received from Custodian on each Purchase Date a Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to each Eligible Asset to be sold to Purchaser, dated the Purchase Date, duly completed and with exceptions acceptable to Purchaser in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Purchase Date. With respect to a Wet Purchased Asset or any other Purchased Asset for which the Seller has delivered a Bailee Letter, if approved by Purchaser in its sole discretion, Purchaser shall have received from Custodian within the time frame specified in the Custodial Agreement a Trust Receipt accompanied by an Asset Schedule and Exception Report with respect to such Purchased Asset sold to Purchaser, duly completed.
(xv)Seller Release Letter. Purchaser shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Purchaser.
(xvi)No Change in Law. Purchaser shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Purchaser to enter into Transactions.
(xvii)Repurchase Date. The Repurchase Date for such Transaction is not later than the Termination Date.
(xviii)Security Interest. Seller shall have taken such other actions as are necessary or, in the reasonable opinion of Purchaser, desirable in order to transfer the Eligible Assets being transferred to Purchaser pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Purchaser as secured party under the UCC with respect to such Eligible Assets.
(xix)True Sale. If such Purchased Asset is acquired by Seller from any Affiliate of Seller, then, to the extent not previously delivered with respect to such Affiliate, Seller shall deliver to Purchaser a true sale opinion from outside counsel in form and substance reasonably acceptable to Purchaser with respect to the transfer of such Purchased Asset to Seller from such Affiliate and any other interim transfers of such Purchased Asset between Affiliates of Seller.
(xx)Further Assurances. Purchaser shall have received all such other and further documents and documentation as Purchaser shall have reasonably required.
(xxi)Payment of Fees. Purchaser shall have received payment from Seller of all costs and expenses of Purchaser in connection with the Transaction (including reasonable out-of-pocket fees and costs of outside counsel) and the Draw Fee; provided, that Seller agrees to pay all such costs and expenses with respect to any proposed Asset that Purchaser determines will not be a Purchased Asset within five (5) Business Days of Purchaser’s written notice of such determination.

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(xxii)Other Documents. Purchaser or its designee (including the Custodian, Purchaser’s counsel or Bailee, with respect to any Wet Purchased Asset or any other Purchased Asset for which the Seller has delivered a Bailee Letter if approved by Purchaser in its sole discretion) shall have received all such other and further documents, documentation as Purchaser in its reasonable discretion shall require including, but not limited to, endorsements in blank of the original Mortgage Note and, as applicable, the Mezzanine Note and the original certificate evidencing the Capital Stock securing such Mezzanine Loan and assignments in blank of the underlying Mortgage and related Mortgage documents.
(xxiii)Mezzanine Loans. With respect to any proposed Purchased Asset which constitutes a Mezzanine Loan, to the extent not previously delivered, Purchaser shall have received an opinion of outside counsel acceptable to Purchaser that the pledge of such Mezzanine Loan as a Related Credit Enhancement pursuant to Article 7(a) constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), and 741(7)(A)(xi) of the Bankruptcy Code.
(d)Early Repurchase; Mandatory Repurchase; Purchase Price Reduction; Early Termination.
(i)Early Repurchase. Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to such Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:
(A)no later than four (4) Business Days prior to such Early Repurchase Date (or such later date as agreed to by Purchaser), Seller notifies Purchaser in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date;
(B)no Default or Event of Default shall have occurred and be continuing both as of the date notice is delivered pursuant to Article 3(d)(i) above and as of the applicable Early Repurchase Date, unless such Default or Event of Default is cured by such repurchase;
(C)on such Early Repurchase Date, Seller pays to Purchaser an amount equal to the Repurchase Price for the applicable Purchased Asset and any other amounts then due and payable under this Agreement against transfer to Seller or its designated agent of such Purchased Asset;
(D)any Margin Deficit is paid contemporaneously with such early repurchase, if applicable; and
(E)on such Early Repurchase Date, Seller pays to Purchaser the Exit Fee, if any, for such Purchased Asset.
(ii)Mandatory Repurchase. With respect to any Purchased Asset, within three (3) Business Days after the earlier to occur of (i) Seller obtaining knowledge that a Mandatory Early Repurchase Event has occurred and is continuing with respect to a Purchased Asset or (ii) receipt of written notice from

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Purchaser that a Mandatory Early Repurchase Event has occurred and is continuing with respect to a Purchased Asset (such date, the “Mandatory Early Repurchase Date” and such notice, the “Mandatory Early Repurchase Notice”), Seller shall be required to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Purchaser cash in an amount equal to the Repurchase Price for such Purchased Asset; provided, that if Seller notifies Purchaser in writing that it does not have sufficient cash on hand to repurchase such Purchased Asset by the third (3rd) Business Day following the Business Day on which Seller receives from Purchaser the applicable Mandatory Early Repurchase Notice, then Seller shall have until the close of business on the eleventh (11th) Business Day following the Business Day on which Seller received the Mandatory Early Repurchase Notice to terminate the relevant Transaction and repurchase such Purchased Asset and pay to Purchaser cash in an amount equal to the Repurchase Price for such Purchased Asset so long as Seller (x) makes a cash payment towards the obligation to pay the Repurchase Price of such Purchased Asset within three (3) Business Days following the Business Day on which Seller received the Mandatory Early Repurchase Notice in an amount equal to all cash on hand then available to Seller and (y) simultaneously with the payment made pursuant to the preceding clause (x) delivers evidence to Purchaser that all such cash on hand has been applied towards the obligation to pay the Repurchase Price of such Purchased Asset and a capital call notice has been delivered in an amount sufficient to pay the remainder of the Repurchase Price (including the delivery of copies of such capital call notices).
(iii)Purchase Price Reduction. On any Remittance Date before the Repurchase Date for a Purchased Asset, Seller shall have the right, from time to time, to transfer cash to Purchaser for the purpose of reducing the Purchase Price of, but not terminating, a Transaction and without the release of any Collateral, but subject to the payment of any Exit Fee due and payable with respect to such Purchased Asset in connection with such payment.
(iv)Early Termination. Seller shall be entitled to terminate this Agreement and the other Transaction Documents on any date prior to the then scheduled Termination Date (the “Early Termination Date”); provided, however, that:
(A)Seller notifies Purchaser in writing at least five (5) days before the Early Termination Date of its intent to terminate this Agreement and the other Transaction Documents;
(B)subject to the satisfaction of the provisions set forth in Article 3(e), Seller repurchases all of the Purchased Assets then held by Purchaser on the Early Termination Date;
(C)Seller pays the Purchase Price Differential and all Repurchase Obligations then due pursuant to the Transaction Documents on the Early Termination Date; or
(D)Seller pays to Purchaser the Exit Fee, as applicable.
(e)Repurchase on the Repurchase Date. On the Repurchase Date for any Transaction, termination of the Transaction will be effected by transfer to Seller of the Purchased Assets being repurchased along with any Net Cash Flow in respect thereof received by Purchaser (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to

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Article 5) against the simultaneous transfer of the Repurchase Price for such Purchased Asset to an account of Purchaser; provided that, Purchaser shall have no obligation to permit Seller to repurchase individual Purchased Assets if an Event of Default shall have occurred and be continuing, other than in connection with the cure of any such Event of Default. Promptly following such Repurchase Date for a Purchased Asset and satisfaction of the conditions in the preceding sentence, and so long as no Event of Default shall have occurred and be continuing, Purchaser’s security interest in the related Collateral shall terminate in accordance with Article 7(b).
(f)Term Out Period. Seller shall have the option exercisable by written notice to Purchaser delivered no later than thirty (30) days, but not more than ninety (90) days, prior to the Stated Termination Date, to extend the Stated Termination Date for a period not to exceed the Term Out Period, which extension shall be conditioned upon (i) no Default or Event of Default or unsatisfied Margin Deficit under this Agreement shall have occurred and be continuing, (ii) all representations and warranties made by any Seller Party in the Transaction Documents shall be true and correct in all material respects (other than any representations and warranties in Article 10(w) and Exhibit V which Seller made without knowledge that any such representation or warranty was materially false or misleading at the time made to Purchaser) and (iii) Seller shall have paid to Purchaser the Term Out Period Fee; provided that (x) to the extent that any such representation or warranty relates to a specific date, they shall be true and correct as of such specific date and (y) any such representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to any such materiality qualification therein and (iii) at the commencement of the Term Out Period, three (3) or more Purchased Assets shall be subject to Transactions. Seller shall not be permitted to enter into any new Transactions during the Term Out Period.
(g)Future Advances. (i) In connection with the making of a future advance to the Mortgagor or Mezzanine Borrower under a Future Advance Purchased Asset, Seller may request an increase of the Purchase Price of such Future Advance Purchased Asset in an amount not to exceed the product of (i) the principal balance of the future advance made by Seller and (ii) the Purchase Price Percentage of such Purchased Asset (as determined by Purchaser in its sole discretion); provided that (A) each such increase request shall be for an amount of not less than $250,000 and (B) Seller shall not request more than one (1) increase with respect to the same Purchased Asset during any thirty (30) day period. With respect to any making of a future advance under a Future Advance Purchased Asset as to which the related Confirmation does not indicate that such future advance is a “Committed Future Advance Amount”, any approval by Purchaser of such increase of the Purchase Price shall be in writing and given in Purchaser’s sole and absolute discretion.
(i)Purchaser’s funding of such increase shall be subject to the satisfaction of the following conditions:
(A)at least four (4) Business Days prior to the requested Purchase Price increase date, Seller shall have requested such increase in writing and delivered to Purchaser:
(1)copies of all documentation submitted by Mortgagor or Mezzanine Borrower in connection with the applicable future advance;
(2)all conditions precedent to such future advance under the related Purchased Asset Documents (a) have been satisfied with evidence of satisfaction having been provided to Purchaser or (b) have been specifically identified to Purchaser in writing and waived by Purchaser in writing; and

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(3)such other information and documentation (including, without limitation, either an updated title policy or an appropriate date-down endorsement) as Purchaser requests, in its sole and absolute discretion;
(B)delivery by Seller to Purchaser of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of Seller, and delivery by Purchaser to Seller of a countersigned copy of such amended and restated Confirmation;
(C)the Purchase Price Percentage after giving effect to such increase and the corresponding increase in the outstanding principal balance of the Purchased Asset shall not exceed the Purchase Price Percentage set forth in the related Confirmation for such Purchased Asset.
(D)the sum, without duplication, of (x) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (y) the requested Purchase Price increase shall not exceed an amount equal the Maximum Facility Purchase Price;
(E)with respect to any making of a future advance under a Future Advance Purchased Asset as to which the related Confirmation does not indicate that such future advance is a “Committed Future Advance Amount”, no event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect;
(F)no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date;
(G)no Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Purchase Price increase;
(H)with respect to any making of a future advance under a Future Advance Purchased Asset as to which the related Confirmation does not indicate that such future advance is a “Committed Future Advance Amount”, Seller shall have paid to Purchase the Draw Fee;
(I)on or prior to the related Purchase Price increase date, Purchaser shall have received a written certification by Seller stating that all conditions precedent to the funding of such future advance under the related Purchased Asset Documents have been satisfied, which certification may appear in the related amended and restated Confirmation; and
(J)all representations and warranties made by any Seller Party in the Transaction Documents shall be true and correct in all material respects on and as of the related Purchase Price increase date unless Purchaser has waived such representation or warranty breach in its sole discretion (other than representations and warranties for which Purchaser has approved a Requested Exceptions Report); provided that (x) to the extent that any such representation or warranty relates to a specific date, they shall be true and correct as of such specific date and (y) any such representation or warranty that is qualified as to “materiality,”

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“Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to any such materiality qualification therein.
(ii)Upon the satisfaction of all conditions set forth in Article 3(h)(ii) as determined by Purchaser, in its sole and absolute discretion, exercised in good faith, Purchaser shall transfer the amount of the Purchase Price increase to an account of Seller or, if such increase is being funded on the same day as the future advance is being made to the related Mortgagor or Mezzanine Borrower, directly to the Mortgagor or Mezzanine Borrower, the Servicer or any title company, settlement agent or other Person, as agreed to by Purchaser and Seller.
(iii)Seller acknowledges and agrees that, with respect to any Future Advance Purchased Asset and whether or not Purchaser advances any additional Purchase Price hereunder, Seller shall advance, as and when required under the related Purchased Asset Documents, any and all future advance obligations and commitments thereunder.
(h)Margin Excess.
(i)With respect to any Purchased Asset pursuant to which there is any Margin Excess, Seller may submit to Purchaser a written request (a “Margin Excess Request”), requesting that Purchaser increase the Purchase Price and make an additional advance with respect to the applicable Purchased Asset; provided that (A) each such Margin Excess Request shall be for an amount of not less than $250,000 and (B) Seller shall not make more than one (1) such Margin Excess Request with respect to the same Purchased Asset during any thirty (30) day period.
(ii)Purchaser’s funding of such increase shall be subject to the satisfaction of the following conditions:
(A)at least four (4) Business Days prior to the requested Purchase Price increase date, Seller shall have requested such increase in writing;
(B)the Purchase Price of such Purchased Asset after giving effect to such increase shall not exceed the Maximum Purchase Price for such Purchased Asset.
(C)the sum, without duplication, of (x) the aggregate unpaid Repurchase Price for all outstanding Transactions (excluding accrued and unpaid Purchase Price Differential for the then current Pricing Rate Period) and (y) the requested Purchase Price increase shall not exceed an amount equal the Maximum Facility Purchase Price;
(D)no event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect;
(E)no Default or Event of Default shall have occurred and be continuing as of the related Purchase Price increase date;
(F)no Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Purchase Price increase; and

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(G)all representations and warranties made by any Seller Party in the Transaction Documents shall be true and correct in all material respects on and as of the related Purchase Price increase date (other than representations and warranties for which Purchaser has approved a Requested Exceptions Report); provided that (x) to the extent that any such representation or warranty relates to a specific date, they shall be true and correct as of such specific date and (y) any such representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to any such materiality qualification therein.
(iii)Within three (3) Business Days after the satisfaction of all conditions set forth in Article 3(i)(ii) as determined by Purchaser, in its sole and absolute discretion, exercised in good faith, Purchaser shall transfer the amount of the Purchase Price increase to an account of Seller.
ARTICLE 4

MARGIN MAINTENANCE
(a)If a Margin Deficit Event has occurred and is continuing and a Margin Deficit exists, then, provided that such Margin Deficit is an amount equal to or exceeding the greater of (i) $250,000 and (ii) an amount equal to the product of twenty five basis points (0.25%) and the aggregate outstanding Purchase Price of all Purchased Assets (the “Margin Threshold”), Purchaser may, by notice to Seller substantially in the form of Exhibit VIII hereto (a “Margin Call”), require Seller, as determined by Seller, either (a) to make a cash payment in reduction of the Repurchase Price of such Purchased Asset, (b) to reallocate Margin Excess attributable to other Purchased Assets, (c) to post additional collateral acceptable to Purchaser in its sole discretion or (d) to do any combination of the foregoing clauses (a) through (c) so that after giving effect to such clauses (a) through (d), no Margin Deficit shall exist with respect to such Purchased Asset.
(b)If a Margin Call is given by Purchaser under Article 4(a) on any Business Day, Seller shall cure the related Margin Deficit as provided in Article 4(a) by the close of business on the third (3rd) Business Day following the Business Day such Margin Call is given; provided, that if Seller notifies Purchaser in writing that it does not have sufficient cash on hand to repurchase such Purchased Asset or otherwise satisfy the Margin Call by the third (3rd) Business Day following the Business Day on which Seller receives from Purchaser the applicable Margin Call, then Seller shall have until the close of business on the eleventh (11th) Business Day following the Business Day on which Seller received the Margin Call to cure the related Margin Deficit as provided in Article 4(a) so long as Seller (x) makes a cash payment in reduction of the Margin Deficit within three (3) Business Days following the Business Day on which Seller received the Margin Call in an amount equal to all cash on hand then available to Seller and (y) simultaneously with the payment made pursuant to the preceding clause (x), delivers evidence to Purchaser that all such cash on hand has been applied in reduction of the Margin Deficit (including the delivery of copies of such capital call notices). For the avoidance of doubt, if a Margin Call is given by Purchaser under Article 4(a) on any Business Day after the time set forth above, such Margin Call shall be considered given prior to such time on the immediately following Business Day.
(c)If Purchaser issues a Margin Call under Article 4(a) with respect to a Purchased Asset and if Margin Excess exists for any other Purchased Asset, then Purchaser will, in response to Seller’s written request following Purchaser’s delivery of a Margin Call to Seller, provided that no Default or Event of Default exists (or will occur as a result of such application), deem

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such Margin Excess applied to all or a portion of the related Margin Deficit in reduction of the Purchase Price of the applicable Purchased Asset(s) as directed by Seller in such written request.
(d)The failure or delay by Purchaser, on any one or more occasions, to exercise its rights under this Article 4 shall not change or alter the terms and conditions or limit or waive the right of Purchaser to do so at a later date or in any way create additional rights for Seller.
ARTICLE 5

PAYMENTS; COLLECTION ACCOUNT
(a)Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim.
(b)On each Remittance Date, Seller shall pay to Purchaser all accrued and unpaid Purchase Price Differential as of such Remittance Date.
(c)All payments required to be made directly to Purchaser shall be made in accordance with the wiring instructions set forth below (or such other wire instructions provided by Purchaser to Seller in writing), not later than 2:00 p.m. (New York City time) (or such other time set forth herein with respect to such payment), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).
(d)Bank Name: Citibank, N.A.
(e)ABA Number: 021 000 089
(f)Account Number: 30627664
(g)Account Name: Goldman Sachs Bank USA
(h)Reference: Principal Credit Repurchase Facility
(i)Attention: Warehouse Lending
(j)By not later than fifteen (15) Business Days after the Closing Date (or such other date Purchaser may agree to in its reasonable discretion), Seller shall (x) establish a segregated deposit account (the “Collection Account”) in the name of Seller for the benefit of Purchaser at Account Bank and (y) cause to be executed and delivered the Collection Account Control Agreement in favor of Purchaser in form and substance acceptable to Purchaser in its sole discretion exercised in good faith, together with legal opinions with respect to such agreement.
(k)Seller shall cause Servicer to promptly remit, and in any event no later than two (2) Business Days (or, if necessary due to administrative error, three (3) Business Days) after receipt thereof, all Net Cash Flow in respect of the Purchased Assets directly into the Collection Account. In furtherance of the foregoing, at the request of Purchaser, Seller shall cause each Servicer to execute and deliver a Servicer Letter in accordance with Article 28(e). If any Seller Party or any Affiliate of thereof shall receive any Net Cash Flow with respect to a Purchased Asset other than by remittance from the Collection Account in accordance with the following sentence, such party shall (and Seller shall cause such party to) promptly (and in any case within two (2) Business Days (or, if necessary due to administrative error, three (3) Business Days) after receipt thereof) remit such amounts to Servicer for deposit into the Collection Account. Amounts in the Collection Account shall be remitted by Account Bank in accordance with the provisions of Articles 5(f) and 5(g).

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(l)So long as no Event of Default shall have occurred and be continuing, Account Bank shall, on each Remittance Date remit all amounts on deposit in the Collection Account (other than unscheduled Principal Payments, but including any regularly scheduled Principal Payments) in the following amounts and order of priority:
(A)first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement then due and payable;
(B)second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable;
(C)third, to Purchaser, an amount equal to any unpaid Margin Deficit;
(D)fourth, to Purchaser to be applied in reduction of the Purchase Price of such Purchased Asset, an amount equal to the product of (x) the amount of such scheduled Principal Payment multiplied by (y) the related Purchase Price Percentage for such Purchased Asset;
(E)fifth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document;
(F)sixth, to pay all fees and other amounts then due and payable to Servicer pursuant to the Servicing Agreement then due and payable; and
(G)seventh, the surplus, if any, to Seller.
(m)So long as no Event of Default shall have occurred and be continuing, Account Bank shall, within two (2) Business Days after receipt by Account Bank of any unscheduled Principal Payments, remit all such unscheduled Principal Payments in the following amounts and order of priority:
(A)first, to pay all fees and other amounts then due and payable to Custodian pursuant to the Custodial Agreement then due and payable (to the extent not paid pursuant to Article 5(f));
(B)second, to Purchaser, an amount equal to all accrued and unpaid Purchase Price Differential then due and payable (to the extent not paid pursuant to Article 5(f));
(C)third, to Purchaser, an amount equal to any unpaid Margin Deficit (to the extent not paid pursuant to Article 5(f));
(D)fourth, to Purchaser, an amount equal to either (A) prior to the Term Out Period, the product of (x) the amount of such unscheduled Principal Payment multiplied by (y) the related Purchase Price Percentage for such Purchased Asset, to be applied in reduction of the Purchase Price of the related Purchased Asset until such Purchase Price is reduced to zero or (B) during the Term Out Period (if applicable), an amount equal to one hundred percent (100%) of the unscheduled Principal Payment received to be applied, first, in reduction of the Purchase Price of the related Purchased Asset until such

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Purchase Price is reduced to zero, and then, in reduction of the Purchase Price of the other Purchased Assets as determined by Purchaser (in consultation with Seller) until the Repurchase Price of all Purchased Assets is reduced to zero (0);
(E)fifth, to Purchaser, an amount equal to any other amounts then due and payable to Purchaser under any Transaction Document (to the extent not paid pursuant to Article 5(f));
(F)sixth, to pay all fees and other amounts then due and payable to Servicer pursuant to the Servicing Agreement then due and payable (to the extent not paid pursuant to Article 5(f)) and
(G)seventh, the surplus, if any, to Seller.
(n)Upon receipt of notice from Purchaser that an Event of Default shall have occurred and is continuing, and so long as such Event of Default is continuing, Account Bank shall cease remitting funds to, or at the direction of, Seller pursuant to Article 5(f) and shall instead apply, on each Business Day beginning on the Business Day after receipt of such notice from Purchaser, all amounts on deposit in the Collection Account as of the prior Business Day to the Repurchase Obligations as Purchaser shall determine in its sole and absolute discretion exercised in good faith pursuant to Article 14(b)(ii)(D).
(o)Except as expressly set forth herein, any amounts paid toward the Repurchase Price for any Purchased Asset shall be applied by Purchaser to any items constituting the Repurchase Price thereof in such order of priority as Purchaser shall determine in its sole and absolute discretion exercised in good faith.
ARTICLE 6

REQUIREMENTS OF LAW; BENCHMARK REPLACEMENT; TAXES
(a)Requirements of Law. (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Purchaser (A) to enter into Transactions, then any commitment of Purchaser hereunder to enter into any Transaction shall forthwith be canceled or (B) to maintain or continue any Transaction, and Purchaser does not have any means of complying with Requirements of Law other than to terminate such Transaction after exercising commercially reasonable efforts to comply with such Requirements of Law without having to terminate such Transaction, then a Repurchase Date for such Transaction shall occur on the later to occur of (x) the date that is ten (10) Business Days after delivery of written notice thereof from Purchaser to Seller and (y) the next Remittance Date or on such earlier date as may be required by law. Purchaser shall exercise its rights and remedies under this Section 6(a)(i) in a manner which is consistent with the manner in which Purchaser is contemporaneously exercising such rights and remedies with respect to substantially all similarly situated counterparties in commercial real estate mortgage loan repurchase facilities. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Purchaser any applicable Breakage Costs. In exercising its rights under this Article 6(a)(i), Purchaser shall exercise its rights and remedies in a manner which is similar to the manner in which Purchaser is contemporaneously exercising similar remedies in repurchase agreements, warehouse facilities, credit facilities or other similar arrangements which finance commercial real estate mortgage loans with similar situated counterparties. In addition,

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Purchaser will provide Seller with notice promptly after any such determination under this Article 6(a)(i) is made.
(i)If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Purchaser with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Purchaser made subsequent to the date hereof:
(A)shall subject Purchaser to any tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to the Transaction Documents, any Purchased Asset or any Transaction;
(B)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Purchaser that is not otherwise included in the determination of the Benchmark hereunder; or
(C)shall impose on Purchaser any other condition;
and the result of any of the foregoing is to increase the cost to Purchaser, by an amount that Purchaser deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in a material manner any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall within five (5) Business Days after written demand by Purchaser, together with a reasonably detailed written explanation of such additional amounts, pay Purchaser the actual cost of any additional amounts necessary to compensate Purchaser for such increased cost or reduced amount receivable. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination and the repurchase by Seller of any or all of the Purchased Assets.
(ii)If Purchaser shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Purchaser or any corporation controlling Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has, or will have, the effect of reducing the rate of return on Purchaser’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Purchaser or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Purchaser’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Purchaser, in the exercise of its reasonable business judgment, to be material, then from time to time, within five (5) Business Days of submission by Purchaser to Seller of a written request therefor together with a detailed written explanation of such amounts, Seller shall pay to Purchaser such additional amount or amounts as will compensate Purchaser for such reduction. Such notification as to the calculation of any additional amounts payable

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pursuant to this subsection shall be submitted by Purchaser to Seller and shall be conclusive evidence of such additional amounts absent manifest error. This covenant shall survive the termination and the repurchase by Seller of any or all of the Purchased Assets.
(b)(i) Benchmark Conversion Election. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Pricing Rate Determination Date in respect of any determination of the Benchmark for any Pricing Rate Period (as determined by Purchaser in its sole and absolute discretion exercised in good faith (which determination shall be conclusive and binding upon Seller absent manifest error)), Purchaser shall have the sole and exclusive right to elect to replace the then-current Benchmark with a Benchmark Replacement selected by Purchaser for all purposes under this Agreement and under any other Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of Seller).
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Purchaser shall have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Benchmark Replacement Conforming Changes shall become effective without any further action or consent of Seller.
(iii)    Benchmark Transition Notice. Purchaser shall promptly notify Seller of (i) the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any related Benchmark Replacement Conforming Changes in connection with the replacement of the then-current Benchmark with such Benchmark Replacement (such notice, the “Benchmark Transition Notice”). From and after the Benchmark Replacement Date related to such Benchmark Transition Notice, the specified Benchmark Replacement shall be the Benchmark for all purposes under this Agreement, each of the other Transaction Documents and every Transaction hereunder.
(iv)    Standards for Decisions and Determinations. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, any determination, decision or election that may be made by Purchaser pursuant to this Article 6(b), including, but not limited to, any determination of any Benchmark Transition Event, any election to replace the then-current Benchmark with a Benchmark Replacement, any Benchmark Transition Notice or any selection of the Benchmark Replacement, the related Benchmark Replacement Adjustment or any related Benchmark Replacement Conforming Changes or any other determination, decision or election with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error and may be made in the sole discretion of Purchaser without consent from the Seller.
(c)(i) Any and all payments by or on account of any obligation of Seller under this Agreement or any other Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction

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or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by Seller as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 6) Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(ii)    Without duplication of other amounts payable by Seller under this Article 6, Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(iii)    Seller shall indemnify Purchaser, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Article 6) payable or paid by Purchaser or required to be withheld or deducted from a payment to Purchaser, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Purchaser shall be conclusive absent manifest error.
(iv)    As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Article 6, Seller shall deliver to Purchaser the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Purchaser.
(v)    (A)    If Purchaser is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, Purchaser shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Purchaser, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Article 6(c))(v)(B)(I), Article 6(c))(v)(B)(II) and Article 6(c))(v)(B)(IV) below) shall not be required if in Purchaser’s reasonable judgment such completion, execution or submission would subject Purchaser to any material unreimbursed cost or expense or would otherwise prejudice the legal or commercial position of Purchaser.
(i)(B)    Without limiting the generality of the foregoing, in the event that Seller is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

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(ii)        (I)    if Purchaser is a U.S. Purchaser, it shall deliver to Seller on or about the date on which Purchaser becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Purchaser is exempt from U.S. federal backup withholding tax;
(iii)        (II)    if Purchaser is a Foreign Purchaser, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or about the date on which Purchaser becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:
a.    in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
b.    executed copies of IRS Form W-8ECI;
c.    in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 871(b) or Section 881(c) of the Internal Revenue Code, (x) a certificate, substantially in the form of Exhibit XIV, to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Seller within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
d.    to the extent a Foreign Purchaser is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit XV or Exhibit XVI, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Purchaser is a partnership and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate substantially in

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the form of Exhibit XVII on behalf of each such direct and indirect partner;
(III)    if Purchaser is a Foreign Purchaser, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or about the date on which Purchaser becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Requirements of Law to permit Seller to determine the withholding or deduction required to be made; and
(IV)    if a payment made to Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Purchaser shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Purchaser has complied with Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (IV), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)(C)    Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.
(d)    (vi)    If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 6 (including by the payment of additional amounts pursuant to this Article 6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article 6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 6(c)(vi) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 6(c)(vi), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Article 6(c)(vi) the

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payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Article 6(c)(vi) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(e)    (vii)    Each party’s obligations under this Article 6 shall survive any assignment of rights by, or the replacement of, a Purchaser or a Purchaser assignee or participant, and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
ARTICLE 7

SECURITY INTEREST
(i)Other than for United States federal, state and local income tax purposes (as more fully described in Article 22), Purchaser and Seller intend that the Transactions hereunder be sales to Purchaser of the Purchased Assets and not loans from Purchaser to Seller secured by the Purchased Assets. However, in order to preserve Purchaser’s rights under the Transaction Documents, in the event that a court or other forum re-characterizes the Transactions hereunder as other than sales (other than for United States federal, state and local income tax purposes), and as security for the performance by Seller of all of Seller’s obligations to Purchaser under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Purchaser, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, subject to the terms and conditions of this Agreement, to Purchaser to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Purchaser hereunder, including, without limitation, amounts owing pursuant to Article 26, and under the other Transaction Documents (collectively, the “Repurchase Obligations”). Seller agrees to mark its books and records to evidence the interests granted to Purchaser hereunder. Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Mezzanine Loan which is a Purchased Asset was not sold by Seller to Purchaser pursuant to this Agreement, or that mezzanine loans do not qualify for the safe harbor treatment provided by the Bankruptcy Code, then Seller hereby pledges, assigns and grants to Purchaser as further security for Seller’s obligations to Purchaser hereunder, a continuing first priority security interest in and Lien upon each such Mezzanine Loan which constitutes a Purchased Asset hereunder, and Purchaser shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto (such pledge, the “Related Credit Enhancement”). For purposes of this Agreement, “Collateral” shall mean:
(1)the Purchased Assets;

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(2)all proceeds relating to the sale, securitization, liquidation or other disposition of the Purchased Assets;
(3)all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and
(4)all replacements, substitutions or distributions on or proceeds, payments, income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.
(a)Seller, as of the Closing Date, hereby assigns, pledges and grants a security interest, subject to the terms and conditions of this Agreement, in all of its right, title and interest in, to and under the Collection Account and all monies from time to time on deposit in the Collection Account and any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to Purchaser to secure the Repurchase Obligations.
(b)Purchaser’s security interest in the Collateral and the Collection Account shall terminate only upon satisfaction of the Repurchase Obligations, provided that, so long as no Event of Default shall have occurred and be continuing, Purchaser’s security interest with respect to any Purchased Asset shall terminate automatically effective upon the repurchase thereof in accordance with the terms of this Agreement and receipt by Purchaser of the Repurchase Price therefor. Upon such satisfaction and upon request by Seller, Purchaser shall, at Seller’s sole expense, deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return (or approve the return by Custodian in accordance with the Custodial Agreement, as applicable) the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Collateral and the Collection Account, such release to be effective automatically without further action by any party. For purposes of the grant of the security interest pursuant to this Article 7, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Purchaser shall have all of the rights and, upon the occurrence and during the continuance of an Event of Default, may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Purchaser, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (ii) Seller shall from time to time take such further actions as may be reasonably requested by Purchaser, to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Purchaser hereunder). Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

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(c)Seller acknowledges that it has no rights to service the Purchased Assets but only has rights granted to it pursuant to Article 28. Without limiting the generality of the foregoing and the grant of a security interest pursuant to Article 7(a), and in the event that Seller is deemed by a court, other forum or otherwise to retain any residual Servicing Rights (notwithstanding that such Servicing Rights are Purchased Items hereunder), and for the avoidance of doubt, Seller hereby acknowledges and agrees that the Servicing Rights constitute Collateral hereunder for all purposes. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.
(d)Seller agrees, to the extent permitted by any Requirement of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Asset or Mortgaged Property may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that, upon the occurrence and during the continuance of an Event of Default, Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets individually or collectively (in any number of parts) as Purchaser or such court may determine.
ARTICLE 8

TRANSFER AND CUSTODY
(a)On the Purchase Date for each Transaction, ownership of the related proposed Purchased Assets and other Purchased Items (but, so long as an Event of Default has not occurred and is not continuing, excluding the Retained Rights) shall be transferred (other than for United States federal, state and local income tax purposes) to Purchaser or its designee (including the Custodian, Purchaser’s counsel or Bailee, with respect to any Wet Purchased Asset or any other Purchased Asset for which the Seller has delivered a Bailee Letter, if approved by Purchaser in its sole discretion) against the simultaneous transfer of the Purchase Price for such Purchased Asset in immediately available funds to an account of Seller (or an account directed by Seller) specified in the Confirmation relating to such Transaction and, upon satisfaction of the conditions precedent in Article 3(b) and (c), such proposed Purchased Asset shall become a Purchased Asset hereunder.
(b)Seller shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly (including, with respect to any Wet Purchased Asset or any other Purchased Asset for which the Seller has delivered a Bailee Letter, if approved by Purchaser in its sole discretion, by the Bailee), with the Custodian in accordance with the Custodial Agreement. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Purchaser or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Purchaser as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not

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delivered to Purchaser or its designee (including the Custodian). The possession of the Purchased Asset File by Seller or its designee is at the will of Purchaser for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Purchaser. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with a written request acknowledged in writing by Purchaser and otherwise in accordance with the Custodial Agreement.
(c)From time to time, Seller shall forward to the Custodian, with copy to Purchaser, additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents (which shall be clearly marked as to which Purchased Asset File such documents relate), Custodian will be required to hold such other documents in the related Purchased Asset File in accordance with the Custodial Agreement.
ARTICLE 9

SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS
(a)Title to each Purchased Assets shall pass to Purchaser on the related Purchase Date, and Purchaser shall have free and unrestricted use of each Purchased Asset (other than for United States federal, state and local income tax purposes), subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Purchaser from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating or rehypothecating the Purchased Assets, all on terms that Purchaser may determine in its sole and absolute discretion, but no such transaction shall relieve Purchaser of its obligations to transfer the same Purchased Assets to Seller pursuant to Article 3.
(b)Nothing contained in this Agreement or any other Transaction Document shall obligate Purchaser to segregate any Purchased Asset delivered to Purchaser by Seller. Except to the extent expressly set forth in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or any Affiliate of Seller.
ARTICLE 10

REPRESENTATIONS AND WARRANTIES
Seller represents and warrants to Purchaser as of the date hereof and as of each Purchase Date and at all times while this Agreement or any Transaction is in effect as follows:
(a)Organization. Seller (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iii) has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.
(b)Authority. Seller represents that (i) it is duly authorized to execute and deliver the Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations under the Transaction Documents, and has taken all

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necessary action to authorize such execution, delivery and performance, and (ii) each person signing any Transaction Document on its behalf is duly authorized to do so on its behalf.
(c)Due Execution and Delivery; Consideration. The Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller, for good and valuable consideration.
(d)Enforceability. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
(e)Approvals and Consents. No consent, approval or other action of, or filing by, Seller with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect).
(f)Licenses and Permits. Seller is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or standing is necessary, and has all licenses, permits and other consents that are necessary, for the transaction of Seller’s business or the acquisition, origination (if applicable), ownership or sale of any Purchased Asset or other Purchased Item except where failure to do so would not reasonably be expected to have a Material Adverse Effect.
(g)Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it contained in the Transaction Documents to which it is a party.
(h)Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any agreement by which Seller is bound or to which any assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any Requirement of Law, in the case of subparagraphs (ii) and (iii) above, to the extent that such conflict or breach could have a Material Adverse Effect.
(i)Litigation/Proceedings. As of the date hereof and as of the Purchase Date for any Transaction, except as disclosed in writing to Purchaser on or before the date hereof or the Purchase Date for any Transaction and from time to time, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against any Seller Party, or any of their respective Affiliates or assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated thereby, (ii) makes a claim in an aggregate amount greater than the Litigation Threshold or (iii) which, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect.

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(j)No Outstanding Judgments. Except as disclosed in writing to Purchaser, there are no judgments for an aggregate amount greater than the Litigation Threshold against any Seller Party unsatisfied of record or docketed in any court located in the United States of America.
(k)No Bankruptcies. No Act of Insolvency has ever occurred with respect to any Seller Party.
(l)Compliance with Law. Seller is in compliance in all material respects with all Requirements of Law. No Seller Party is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority that may result in a Material Adverse Effect.
(m)Acting as Principal. Seller is engaging in the Transactions as principal.
(n)No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Purchaser or an Affiliate of Purchaser) who may be entitled to any commission or compensation in connection with the sale of any Purchased Asset pursuant to any of the Transaction Documents.
(o)No Default. To Seller’s knowledge, except as may be disclosed in writing by Seller to Purchaser, no Default or Event of Default has occurred and is continuing under or with respect to the Transaction Documents.
(p)No Material Adverse Effect. There has been no change having a Material Adverse Effect since the date set forth in the most recent financial statements supplied to Purchaser.
(q)[Intentionally Omitted]
(r)Full and Accurate Disclosure. All information, reports, statements, exhibits, schedules and certificates (i) furnished in writing by or on behalf of any Seller Party in connection with the negotiation, preparation or delivery of the Transaction Documents, or after the date hereof pursuant to the terms of any Transaction Document or (ii) included in any Transaction Document, when taken as a whole, do not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, or (in the case of projections) is or will be based on good faith estimates based upon assumptions believed to be reasonable at the time of preparation, on the date as of which such information is stated or certified, it being understood that such projections may vary from actual results and that such variances may be material.
(s)Financial Information. All financial data concerning the Seller Parties or, to Seller’s knowledge as of the date of the delivery, the Purchased Asset and the other Purchased Items that has been delivered by or on behalf of any Seller Party to Purchaser is true, correct and complete in all material respects when taken as a whole and in light of the circumstances under which the same has been delivered. All financial data concerning the Seller Parties has been prepared fairly in accordance with GAAP consistently applied. To Seller’s knowledge as of the date of the delivery, all financial data concerning the Purchased Assets and the other Purchased Items has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Purchaser, there has been no change in the financial position of the Seller Parties, or to Seller’s knowledge the Purchased Assets and the other Purchased Items or in the results of operations of any Seller Party, which change would reasonably be expected to result in a Material Adverse Effect.

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(t)Authorized Representatives. The duly authorized representatives of Seller and Guarantor are listed on, and true signatures of such authorized representatives are set forth on, Exhibit III hereto, or such other most recent list of authorized representatives substantially in the form of Exhibit III hereto as Seller or Guarantor may from time to time deliver to Purchaser.
(u)Chief Executive Office; Jurisdiction of Organization; Location of Books and Records. Each Seller Party’s chief executive office is located at the address for notices specified for such Seller Party on Exhibit I, unless such Seller Party has provided a new chief executive office address to Purchaser in writing. Seller’s jurisdiction of organization is the State of Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its chief executive office.
(v)Representations and Warranties Regarding the Purchased Assets. Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true and correct in all material respects (except to the extent disclosed in a Requested Exceptions Report approved by Purchaser in writing).
(w)Good Title to Purchased Asset. Immediately prior to the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, (i) such Purchased Asset and other Purchased Items are free and clear of any Lien or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC) (other than any such Lien or impediment to transfer that is released simultaneously with such purchase), (ii) such Purchased Asset and other Purchased Items are not subject to any right of set-off, any prior sale, transfer or assignment, or any agreement by Seller to assign, convey or transfer such Purchased Asset and other Purchased Items, in each case, in whole or in part, (iii) Seller is the record and beneficial owner of, and had good and marketable title to, and the right to sell and transfer, such Purchased Asset and other Purchased Items to Purchaser, and (iv) Seller has the right to sell and transfer such Purchased Asset and other Purchased Items to Purchaser. Upon the purchase of any Purchased Asset and other Purchased Items by Purchaser from Seller, Purchaser shall be the sole owner of such Purchased Asset and other Purchased Items free from any adverse claim, subject to the terms and conditions of the Purchased Asset Documents and the rights of Seller pursuant to the terms of this Agreement.
(x)No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with any Purchased Asset or other Purchased Item, (ii) no agreements on the part of Seller to issue, sell or distribute any Purchased Asset or other Purchased Item and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, in each case, except as contemplated by the Transaction Documents.
(y)Security Interest Matters.
(i)The provisions of the Transaction Documents are effective to either (x) constitute a sale of Purchased Items to Purchaser (other than for United States federal, state and local income tax purposes) or (y) create in favor of Purchaser a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral and the Collection Account.
(ii)Upon possession by the Custodian or by a bailee pursuant to the Bailee Agreement of each Mortgage Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in such Mortgage Note or Participation Certificate, as applicable.

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(iii)Upon the filing of the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Collateral or the Equity Pledged Collateral, as applicable, in which a security interest can be perfected under the UCC by the filing of financing statements.
(iv)Upon execution and delivery of the Collection Account Control Agreement, Purchaser shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of Seller in the Collection Account and all funds at any time credited thereto.
(z)Solvency; No Fraudulent Transfer. Seller has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and is paying, its debts as they come due. Neither the Transaction Documents nor any Transaction are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. As of each Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto and the transfer and sale of related Purchased Assets on such Purchase Date pursuant hereto and the obligation to repurchase such Purchased Assets (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of each Purchased Asset and other Purchased Item subject hereto to Purchaser. Seller has only entered into agreements with its Affiliates on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.
(aa)No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Purchaser as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of the Transactions.
(ab)Covered Fund. Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and is relying upon an exception or exemption from the registration requirements of the Investment Company Act of 1940 set forth in Section 3(c)(5)(C) of the Investment Company Act of 1940.
(ac)Investment Company Act. Seller is not required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(ad)Taxes. Seller has filed or caused to be filed all required U.S. federal, state and other material Tax returns that would be delinquent if they had not been filed on or before the date hereof and has paid all U.S. federal, state and other material Taxes (whether or not shown on a return), which have become due and payable on or before the date hereof, including any assessments made against it or any of its property and all other Taxes, fees or other material charges imposed on it or any of its assets by any Governmental Authority except for any such Taxes as are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; no Tax liens have been filed against any of Seller’s assets and, no claims are being asserted with respect

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to any such Taxes, fees or other charges, other than statutory liens for Taxes not yet due and payable and with respect to which adequate reserves have been made in accordance with GAAP.
(ae)ERISA. Neither Seller nor any ERISA Affiliate sponsors, maintains or contributes to any Plans or any Multiemployer Plans. Seller is not, and is not using, any assets of a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R Section 2510.3-101, as modified by Section 3(42) of ERISA.
(af)Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
(ag)No Real Property. Neither Seller nor any Subsidiary of Seller has at any time since its formation held title to any real property.
(ah)Trading with the Enemy Act and Patriot Act; No Prohibited Persons. Each Seller Party and each of their respective Controlled Affiliates is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001, as amended (the “Patriot Act”) ((i) and (ii) collectively, “Sanctions”). No Seller Party or any Subsidiary or, to Seller’s knowledge, officer, director, or employee, of any Seller Party or of such Subsidiary, is an entity or person that is, or, to the knowledge of Seller, is acting on behalf of, any Prohibited Person. Seller agrees that, from time to time upon the prior written request of Purchaser, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Purchaser may reasonably request in order to ensure compliance with the provisions hereof (including, without limitation, compliance with the Patriot Act); provided, however, that nothing in this Article 10(ii) shall be construed as requiring Purchaser to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder.
(ai)Anti-Bribery Laws. No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(aj)Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Purchaser, of a bank holding company of which Purchaser is a Subsidiary, or of any Subsidiary, of a bank holding company of which Purchaser is a Subsidiary, of any bank at which Purchaser maintains a correspondent account or of any lender which maintains a correspondent account with Purchaser.
(ak)Anti-Money Laundering Laws. Each Seller Party has complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”).

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(al)Tax Status. For U.S. federal income tax purposes, Seller is a disregarded entity of a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
ARTICLE 11

NEGATIVE COVENANTS OF SELLER
On and as of the date hereof and at all times while this Agreement or the Transaction hereunder is in effect, Seller shall not without the prior written consent of Purchaser, which may be granted or denied at Purchaser’s sole and absolute discretion:
(i)take any action that would directly or indirectly impair or adversely affect Purchaser’s title to any Purchased Asset or other Purchased Item;
(ii)transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Purchased Item to any Person other than Purchaser, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Purchased Item with any Person other than Purchaser; provided that this clause (iii) shall not prevent any transfer of the Purchased Assets to Purchaser in accordance with the Transaction Documents;
(iii)create, incur, assume or suffer to exist any Lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or the Collection Account, whether now owned or hereafter acquired, other than the Liens and security interest granted by Seller pursuant to the Transaction Documents;
(iv)create, incur, assume or suffer to exist any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) to the extent the same would cause Seller to violate the covenants contained in this Agreement or Guarantor to violate the financial covenants contained in the Guaranty;
(v)enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or sell all or substantially all of its assets (except in connection with the Transactions or the sale or securitization of the Purchased Assets in the ordinary course of Seller’s business after the repurchase thereof in accordance with this Agreement);
(vi)suffer a Change of Control;
(vii)permit (through the giving of consent, waiver, failure to object or otherwise) any Mortgaged Property, any Capital Stock in any Mortgagor securing any Mezzanine Loan, Mortgagor or Mezzanine Borrower, to create, incur, assume or suffer to exist any Liens or Indebtedness, including without limitation, senior or pari passu mortgage debt, junior mortgage debt or mezzanine debt (in each case, unless expressly permitted by the applicable Purchased Asset Documents and excluding Permitted Encumbrances against any related Mortgaged Property);
(viii)(a) prior to an Event of Default, take any action or effect any Material Modification of any Purchased Asset or (b) after an Event of Default,

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consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Purchaser and receiving the prior written consent of Purchaser;
(ix)permit the organizational documents of Seller to be amended other than de-minimis changes or administrative edits;
(x)after the occurrence and during the continuance of a monetary or material non-monetary Default or an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, however, that notwithstanding anything in this paragraph (x) to the contrary, Seller shall be permitted to declare and/or pay any dividends and distributions to its shareholders or equity owners that do not exceed the minimum amount necessary to enable Guarantor to (A) maintain its status as a real estate investment trust (as defined under Section 856 of the Internal Revenue Code) for U.S. federal and state income tax purposes and (B) avoid the payment of federal or state income or excise tax;
(xi)acquire or maintain any right (other than Retained Rights) or interest in any Purchased Asset or any Mortgaged Property relating to any Purchased Asset that is senior to, or pari passu with, the rights and interests of Purchaser therein under this Agreement and the other Transaction Documents;
(xii)use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;
(xiii)directly, or through a Subsidiary, acquire or hold title to any real property; and
(xiv)make any election or otherwise take any action that would cause Seller to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

ARTICLE 12

AFFIRMATIVE COVENANTS OF SELLER
On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that:
(a)Seller Notices.
(i)Material Adverse Effect. Seller shall promptly notify Purchaser of any Material Adverse Effect on its business operations and/or financial condition

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of which Seller has knowledge; provided, however, that nothing in this Article 12 shall relieve Seller of its obligations under this Agreement.
(ii)Default or Event of Default. Seller shall, as soon as possible, but in no event later than two (2) Business Days after Seller obtains knowledge of such event, notify Purchaser of any Default or Event of Default.
(iii)Margin Deficit Event. Seller shall, as soon as possible, but in no event later than five (5) Business Days after Seller obtaining knowledge of such event, notify Purchaser of any Margin Deficit Event.
(iv)Purchased Asset Matters. Seller shall promptly (and in any event not later than two (2) Business Days after Seller obtains knowledge thereof) notify Purchaser of: (A) any monetary or material non-monetary default or any event of default under any Purchased Asset; (B) any facts or circumstances that have caused a Mandatory Early Repurchase Event; (C) any Future Advance Failure; or (D) any representation or warranty being untrue or incorrect.
(v)Litigation and Judgments. Seller shall promptly (and in any event not later than two (2) Business Days after knowledge thereof) deliver to Purchaser any notice of the commencement of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving Seller, Pledgor or Guarantor that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) is in the aggregate in an amount greater than the Litigation Threshold, or (iii) which would be reasonably likely to materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of the Transaction Documents to which it is a party. Seller will promptly provide notice of any judgment against any Seller Party, which with the passage of time would be reasonably likely to cause an Event of Default hereunder.
(vi)Corporate Change. Seller shall advise Purchaser in writing of the opening of any new chief executive office, or the closing of any such office, of any Seller Party and of any change in any Seller Party’s name or the places where the books and records pertaining to the Purchased Asset are held not less than fifteen (15) Business Days prior to taking any such action.
(vii)Anti-Terrorism; Anti-Bribery and Anti-Money Laundering Laws. Seller shall promptly (and in any event within two (2) Business Days after obtaining knowledge thereof) notify Purchaser of any violation of the representation and warranty contained in Article 10(ii) (Trading with the Enemy Act and Patriot Act; No Prohibited Persons), Article 10(jj) (Anti-Bribery Laws) or Article 10(ll) (Anti-Money Laundering Laws).
(b)Reporting and Other Information. Seller shall provide, or to cause to be provided, to Purchaser the following financial and reporting information:
(i)Purchased Asset Information. (A) Promptly upon receipt, but no less frequently than once per calendar month, copies of property level information and all other required reports, rent rolls, financial statements (including, without limitation, cash flow statements), certificates and notices (including, without limitation, any notice of the occurrence of a default or an event of default under the Purchased Asset Documents), in each case to the extent received by Seller during

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the prior calendar month pursuant to the Purchased Asset Documents relating to any Purchased Asset, (B) with respect to each Purchased Asset, by not later than ten (10) Business Days prior to the anniversary of the Purchase Date for such Purchased Asset in each year, an update to the trailing twelve (12) month underwritten net operating income, beginning with the most recently completed calendar quarter for which Seller has received financial statements, from the related Mortgaged Property or Mortgaged Properties, calculated using the methodology set forth in the Purchased Asset Documents and (C) any other information with respect to the Purchased Assets that may be reasonably requested by Purchaser from time to time, to the extent such information is in Seller’s possession or reasonably obtainable at de minimis expense.
(ii)Quarterly Purchased Asset Reports. Promptly upon receipt or preparation, as applicable, but no less frequently than once per calendar quarter, a summary property performance report (i.e. ASRs) for each Purchased Asset in a form reasonably acceptable to Purchaser, which shall include, without limitation, net operating income, a debt service coverage ratio calculation, occupancy, revenue per available unit (for hospitality properties), sales per square foot (for retail properties) and, if applicable, the floating rate benchmark or index used to determine interest payments in respect of such Purchased Asset for the preceding calendar quarter. For any portfolio, the report shall include a summary of the performance of the portfolio on a consolidated basis.
(iii)Quarterly Reports. Within sixty (60) days after the end of each of the first three (3) quarterly fiscal periods of each fiscal year of Guarantor, the unaudited, consolidated balance sheets of Guarantor as at the end of such period and the related unaudited, consolidated statements of income, net assets and cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period (and in each case with comparisons to applicable information in the financial statements from the same quarter of the previous year), accompanied by an officer’s certificate of Guarantor that includes a statement of Guarantor that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to customary year-end audit adjustments).
(iv)Annual Reports. Within one-hundred and twenty (120) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for Guarantor for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly and accurately present the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.
(v)Covenant Compliance Certificate. Along with each delivery pursuant to clauses (iii) and (iv) above, a completed and executed Covenant Compliance Certificate.
(vi)Other Documentation. Seller shall provide, or shall cause to be provided, to Purchaser such other documents, reports and information as Purchaser may reasonably request.

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(c)Defense of Purchaser’s Security Interest. Seller shall (i) defend the right, title and interest of Purchaser in and to the Purchased Assets, the other Collateral and the Collection Account against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Purchaser) and (ii) at Purchaser’s reasonable request, take all action Purchaser deems necessary or desirable to ensure that Purchaser will have a first priority security interest in the Purchased Assets and other Collateral subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.
(d)Additional Rights. If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Purchaser’s agent, hold the same in trust for Purchaser and deliver the same forthwith to Purchaser (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Purchaser, if required, together with, if applicable, an undated interest power covering such additional rights duly executed in blank to be held by Purchaser hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Purchaser, hold such money or property in trust for Purchaser, segregated from other funds of Seller, as additional collateral security for the Transactions.
(e)Further Assurances. At any time from time to time upon the reasonable request of Purchaser, at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Purchaser may deem reasonably necessary or reasonably desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Purchaser may request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Purchaser, duly endorsed in a manner satisfactory to Purchaser, to be itself held as Collateral pursuant to the Transaction Documents.
(f)Preservation of Existence; Licenses. Seller shall at all times maintain and preserve its legal existence all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets), to protect the validity and enforceability of the Transaction Documents and each Purchased Asset and for its performance under the Transaction Documents.
(g)Compliance with Transaction Documents. Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents.
(h)Compliance with Other Obligations. Seller shall at all times comply (i) with its organizational documents, (ii) with any agreements by which it is bound or to which its assets are subject, and (iii) with any Requirement of Law, except in the case of clauses (ii) and (iii), where failure to comply would not be reasonably likely to have a Material Adverse Effect.

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(i)Books and Record. Seller shall, and shall cause each other Seller Party to, at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.
(j)Taxes and Other Charges. Seller shall pay and discharge all income and other material Taxes, assessments, levies, liens and other material charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such Taxes, assessments, levies, liens and other charges which are being contested in good faith and by proper proceedings diligently conducted and against which adequate reserves have been provided in accordance with GAAP.
(k)Operations. Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Purchaser prior to the date hereof. Seller shall maintain records with respect to the Collateral and Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Collateral and Purchased Items were held by Seller for its own account and shall furnish Purchaser, upon reasonable request by Purchaser or its designated representative, with reasonable information obtainable by Seller with respect to the Collateral and Purchased Items and the conduct and operation of its business.
(l)Responsibility for Fees and Expenses of Third-Parties. Seller shall be solely responsible for the fees and expenses of Custodian, Account Bank and Servicer.
(m)Future Advances. To the extent any future advance is required to be made pursuant to the Purchased Asset Documents with respect to any Purchased Asset, Seller shall be required to fund such future advance in accordance with such Purchased Asset Documents, regardless of whether Purchaser agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with respect to such future advance. Any Purchased Asset with respect to which there is any litigation or other proceeding alleging a failure to fund any future advance as and when required (collectively, a “Future Advance Failure”) shall cease being an Eligible Asset and shall be repurchased by Seller within two (2) Business Days after the commencement of such Future Advance Failure.
ARTICLE 13

SINGLE PURPOSE ENTITY COVENANTS
On and as of the date hereof and at all times while this Agreement or any Transaction hereunder is in effect, Seller covenants that:
(i)Seller shall own no assets, and shall not engage in any business, other than the origination, acquisition, ownership, financing and disposition of the Purchased Assets specifically contemplated by the Transaction Documents;
(ii)Seller shall not make any loans or advances to any Affiliate or third party (other than advances under the Purchased Assets to Borrowers) and shall not acquire obligations or securities of its Affiliates;
(iii)Seller shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;

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(iv)Seller shall comply with the provisions of its organizational documents;
(v)Seller shall do all things necessary to observe its organizational formalities and to preserve its existence;
(vi)Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law, or if Seller is treated as disregarded from its owner for U.S. federal income or other applicable tax purposes);
(vii)Seller shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate) (except to the extent Seller is treated as disregarded from its owner for U.S. federal income or other applicable tax purposes), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;
(viii)Seller shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and intends to remain solvent, provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;
(ix)Seller shall not commingle its funds or other assets with those of any Affiliate or any other Person, except as contemplated by this Agreement or any other Transaction Document, and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;
(x)Seller shall maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;
(xi)Seller shall not hold itself out to be responsible for the debts or obligations of any other Person;
(xii)Seller shall not, without the prior unanimous written consent of its Independent Manager, take any action that will result in an Act of Insolvency;
(xiii)Seller shall, at all times, have at least one (1) Independent Manager;
(xiv)Seller’s organizational documents shall provide (i) that Purchaser be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (ii) that

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any Independent Manager of Seller shall not have any fiduciary duty to the member of Seller, manager of Seller or any other Person bound by the Seller’s limited liability company agreement except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;
(xv)Seller shall not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;
(xvi)Seller shall maintain a sufficient number of employees (or obtain services to be performed by other Persons and/or their respective employees) in light of contemplated business operations, provided that Seller shall not be required to maintain any employees;
(xvii)Seller shall not engage in, seek or consent to any dissolution, winding up, Division, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement or the other Transaction Documents), transfer of membership interests, or material amendment of its operating agreement (in each case other than as approved by Purchaser);
(xviii)Seller shall use separate stationary, invoices and checks bearing its own name, and allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;
(xix)Seller shall not pledge its assets to secure the obligations of any other Person;
(xx)Seller shall not form, acquire or hold any Subsidiary or own any equity interest in any other entity; and
(xxi)Seller shall not create, incur, assume or suffer to exist any Indebtedness or Lien in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or the Collection Account, whether now owned or hereafter acquired, other than (A) obligations under the Transaction Documents, (B) obligations under the documents evidencing the Purchased Assets, and (C) unsecured trade payables, in an aggregate amount not to exceed $100,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within sixty (60) days of the date incurred.
ARTICLE 14

EVENTS OF DEFAULT; REMEDIES
(a)Events of Default. Each of the following events that has occurred and is continuing shall constitute an “Event of Default” under this Agreement:
(i)Failure to Repurchase or Repay. Seller shall fail to repurchase any Purchased Asset upon the applicable Repurchase Date or shall fail to pay the applicable Repurchase Price when and as required pursuant to the Transaction Documents.

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(ii)Failure to Pay Purchase Price Differential. Purchaser shall fail to receive on any Remittance Date the accrued and unpaid Purchase Price Differential; provided that, such failure shall not be an Event of Default if sufficient Net Cash Flow, which would be otherwise be remitted to Purchaser pursuant to Article 5 hereof, is on deposit in the Collection Account but the Account Bank fails to remit such funds to Purchaser.
(iii)Failure to Cure Margin Deficit. Seller shall fail to cure any Margin Deficit within the period specified in Article 4.
(iv)Failure to Remit Principal Payment. Seller fails to remit (or cause to be remitted) to Purchaser any Principal Payment received with respect to a Purchased Asset for application to the payment of the Repurchase Price for such Purchased Asset in accordance with Article 5(f) or 5(g); provided that, such failure shall not be an Event of Default if sufficient Net Cash Flow, which would be otherwise be remitted to Purchaser pursuant to Article 5 hereof, is on deposit in the Collection Account but the Account Bank fails to remit such funds to Purchaser.
(v)Failure to Pay Fees. Purchaser shall fail to receive any Funding Fee, Exit Fee or Extension Fee as and when due.
(vi)Other Payment Default. Seller shall fail to make any payment not otherwise enumerated that is owing to Purchaser that has become due, whether by acceleration or otherwise, within three (3) Business Days after such payment becoming due and payable.
(vii)Negative Acts. Seller shall fail to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in Article 13 (Single Purpose Entity Covenants).
(viii)Act of Insolvency. An Act of Insolvency occurs with respect to any Seller Party.
(ix)Admission of Inability to Perform. Any Seller Party shall admit in writing to any Person its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document.
(x)Transaction Documents. Any Transaction Document or a replacement therefor acceptable to Purchaser shall for whatever reason be terminated (other than by Purchaser without cause) or cease to be in full force and effect, or shall not be enforceable in accordance with its terms, or any Person (other than Purchaser) shall contest the validity or enforceability of any Transaction Document or the validity, perfection or priority of any Lien granted thereunder, or any Person (other than Purchaser) shall seek to disaffirm, terminate or reduce its obligations under any Transaction Document.
(xi)Cross-Default. The occurrence and continuance of an event of default under any Indebtedness with respect to any Seller Party that is not waived, cured or remedied by the earlier to occur of (x) an acceleration of the obligations or the exercise of any other material remedies under such Indebtedness (including, without limitation, an acceleration of the obligations or the exercise of any other material remedies made against Guarantor with respect to such Indebtedness) or (y) five (5) Business Days following notice to or knowledge of any Seller Party of the occurrence of such event of default, which in the case of either (x) or (y),

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individually or in the aggregate is in excess of the applicable Default Threshold; provided, however, that any such default or failure to perform shall not constitute an Event of Default if the applicable Seller Party cures such default or failure to perform, as the case may be, within the notice, cure or grace period, if any, provided under the applicable agreement.
(xii)ERISA. (A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Internal Revenue Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, or (E) Seller or any ERISA Affiliate shall, incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.
(xiii)Recharacterization. If either (A) any Transaction is recharacterized as a secured financing, rather than a “securities contract”, as that term is defined in Section 741 of Title 11 of the Bankruptcy Code or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to such Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Purchaser in any of the Purchased Assets, and in each case, Seller fails to cure or repurchase the applicable Purchased Asset within two (2) Business Days following receipt of written notice thereof from Purchaser;
(xiv)Governmental or Regulatory Action. Any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of any Seller Party, which suspension would be reasonably expected to have a Material Adverse Effect.
(xv)Change of Control. A Change of Control shall have occurred without the prior written consent of Purchaser.
(xvi)Representation or Warranty Breach. If any representation, warranty or certification (other than the representations and warranties contained in Article 10(w) which shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets, unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined by Purchaser in its sole and absolute discretion exercised in good faith to be materially false or misleading on a regular basis) made to Purchaser by, or on behalf of, any Seller Party or any Servicer that is an Affiliate of any Seller Party shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or

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repeated and if such breach is curable and such breach is not cured within ten (10) days of delivery of notice thereof by Purchaser or knowledge of Seller (provided further that, if Seller or Guarantor, as applicable, shall have commenced to cure such breach within such ten (10) day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) day period shall be extended for such time as is reasonably necessary for Seller or Guarantor, as applicable in the exercise of due diligence, to cure such breach, provided that such breach is curable and Seller or Guarantor is continuously and diligently curing such breach).
(xvii)Judgment. Any final non-appealable judgment by any competent court in the United States of America for the payment of money is rendered against any Seller Party in an amount that exceeds the applicable Litigation Threshold, and such judgment remains undischarged or unpaid for a period of thirty (30) days, during which period execution of such judgment is not effectively stayed or discharged.
(xviii)Guarantor Breach. The breach by Guarantor of the covenants made by it in (a) Article V(i) (Limitation on Distributions) of the Guaranty or (b) Article V(k) (Financial Covenants) of the Guaranty.
(xix)Affiliated Servicer Breach. The breach by any Servicer that is an Affiliate of any Seller Party of its obligation to deposit or remit any Net Cash Flow received by such Servicer in accordance with Article 5(d) and such breach is not cured within two (2) Business Days (which cure may be a deposit or remittance by Seller of such amount).
(xx)Other Covenant Default. If (i) any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default” or (ii) any Servicer that is an Affiliate of any Seller Party shall breach or fail to perform any of the terms, covenants, obligations or conditions under any Transaction Document, other than as specifically otherwise referred to in this definition of “Event of Default,” provided, that, under each of clause (i) or (ii), if such breach or failure to perform is susceptible to cure as determined by Purchaser in its sole and absolute discretion exercised in good faith, then such Person shall have five (5) Business Days after the earlier of notice to such Person, or such Person’s actual knowledge, of such breach or failure to perform, to remedy such breach or failure to perform; (provided further that, if Seller or Guarantor, as applicable, shall have commenced to cure such breach or failure within such five (5) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Seller or Guarantor, as applicable, in the exercise of due diligence, to cure such breach or failure, provided that Seller or Guarantor is continuously and diligently curing such breach, and provided, further, that such additional period shall not exceed ten (10) Business Days).
(b)Remedies. After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Purchaser as attorney-in-fact of Seller for the purpose of taking any action and executing or endorsing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Purchaser:

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(i)At the option of Purchaser, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, immediately occur (such date, the “Accelerated Repurchase Date”).
(ii)If Purchaser exercises or is deemed to have exercised the option referred to in Article 14(b)(i):
(A)Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date and Purchaser may immediately terminate all Transactions pursuant to the Transaction Documents and terminate this Agreement;
(B)to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Purchaser by the Account Bank or Seller from time to time pursuant to Article 5 and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 14(b)(iii));
(C)the Custodian shall, upon the request of Purchaser, deliver to Purchaser all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets; and
(D)Purchaser may (1) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Purchaser may deem satisfactory any or all of the Purchased Assets, and/or (2) in its sole and absolute discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets (as determined by Purchaser in its sole discretion, exercised in good faith) against the aggregate unpaid Repurchase Obligations for such Purchased Assets. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 14(b)(ii)(D) shall be applied (w) first, to the costs and expenses incurred by Purchaser in connection with Seller’s default; (x) second, to the Repurchase Price for all Purchased Assets; (y) third, to any other outstanding obligation of Seller to Purchaser or its Affiliates pursuant to the Transaction Documents; and (z) fourth, to return any excess to Seller. In the event that Purchaser shall not have received repayment in full of the Repurchase Obligations following its liquidation of the Purchased Assets, Purchaser may, in its sole discretion, pursue Seller and Guarantor (to the extent provided in the Guaranty) for all or any part of any deficiency.
(iii)the parties acknowledge and agree that (A) the Purchased Assets subject to any Transaction hereunder are not instruments traded in a recognized market, (B) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Asset, the Purchaser may establish the source therefor in its sole and absolute discretion and (C) all prices, bids and offers shall

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be determined together with accrued Net Cash Flow (except to the extent contrary to market practice with respect to the relevant Purchased Assets). The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Purchaser may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Purchaser to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Purchaser.
(iv)Seller shall be liable to Purchaser and its Affiliates and shall indemnify Purchaser and its Affiliates for the amount (including, without limitation, in connection with the enforcement) of all out-of-pocket losses, costs and expenses (including, without limitation, the fees and expenses of counsel) actually incurred by Purchaser in connection with or as a consequence of an Event of Default.
(v)Purchaser shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Purchaser and Seller. Without limiting the generality of the foregoing, Purchaser shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Purchaser under this Agreement, without prejudice to Purchaser’s right to recover any deficiency.
(vi)Purchaser may exercise any or all of the remedies available to Purchaser immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Purchaser may have.
(vii)Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Purchaser to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

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ARTICLE 15

SET-OFF
(a)In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Seller hereby grants to Purchaser and its Affiliates a right of set-off, without notice to Seller, any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Purchaser or any Affiliate of Purchaser against (i) any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Purchaser or its Affiliates to Seller and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received for the account of Seller (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Purchaser or its Affiliates or any entity under the control of Purchaser or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Purchaser, wherever located).
(b)Purchaser and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Purchaser or its Affiliates by Seller under the Transaction Documents, irrespective of whether Purchaser or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Purchaser may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article 15 shall be effective to create a charge or other security interest. This Article 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
(c)ANY AND ALL RIGHTS TO REQUIRE PURCHASER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO PURCHASER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.
ARTICLE 16

SINGLE AGREEMENT
Purchaser and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Purchaser and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder,

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(ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
ARTICLE 17

NOTICES AND OTHER COMMUNICATIONS
Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, or (e) by electronic mail to the address specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 17. A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 17 or (z) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof. A party receiving a notice that does not comply with the technical requirements for notice under this Article 17 may elect to waive any deficiencies and treat the notice as having been properly given.
ARTICLE 18

ENTIRE AGREEMENT; SEVERABILITY
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
ARTICLE 19

NON-ASSIGNABILITY
(a)No Seller Party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of Purchaser (which may be granted or withheld in Purchaser’s sole and absolute discretion) and any attempt by any Seller

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Party to assign any of its rights or obligations under this Agreement or any other Transaction Document without the prior written consent of Purchaser shall be null and void.
(b)Purchaser may, without consent of Seller, at any time and from time to time, assign or participate some or all of its rights and obligations under the Transaction Documents and/or under any Transaction (subject to Article 9(a)) to any Qualified Transferee; provided that Seller’s obligations and liabilities under any Transaction Document or with respect to any Transaction or Purchased Asset will not be increased by reason of any such assignment or participation. In connection with any such assignment or participation, Purchaser shall provide Seller with not less than five (5) Business Days prior notice of such assignment or participation. Seller agrees to cooperate with Purchaser in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to which it is a party in order to give effect to such assignment, transfer or sale of participating interest. Notwithstanding the foregoing, Purchaser agrees that, prior to the occurrence and continuance of an Event of Default, (i) Purchaser shall not assign, participate or sell all or any portion of its rights and obligations under the Transaction Documents to any Mortgagor or Mezzanine Borrower or any Affiliate of any Mortgagor or Mezzanine Borrower and (ii) in connection with any assignment, participation or sale (A) Purchaser shall remain sole agent under the Transaction Documents and will retain administrative responsibility and continue to control all decisions under the Transaction Documents, (B) Seller shall continue to deal solely and directly with Purchaser in connection with any Transaction, and (C) determine the Market Value of Purchased Assets. Seller agrees that each assignee shall be entitled to the benefits of Article 6 (subject to the requirements and limitations therein, including the requirements under Article 6(v) (it being understood that the documentation required under Article 6(v) shall be delivered to the assigning Purchaser) to the same extent as if it were a Purchaser.
(c)Purchaser or its designee, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each assignment and a register for the recordation of the names and addresses of the assignees and the amount of each assignee’s interest in the Transaction Documents and/or Transactions held by it and the principal amount (and stated interest thereon) of the portion thereof which is the subject of the assignment (the “Register”). Any assignment of the Transaction Documents or Transactions may be effected only by the registration of such assignment on the Register. The entries in the Register shall be conclusive absent manifest error, and Purchaser and Seller shall treat each Person whose name is recorded in the Register as a Purchaser hereunder for all purposes of the Transaction Documents notwithstanding any notice to the contrary. If Purchaser transfers or sells its entire interest in the Transaction Documents and does not hold legal title, the transferee shall be responsible for the continued maintenance of the Register and all further reporting under this Article 19(b).
(d)In the event that Purchaser or any assignee grants participations in the Transaction Documents or any or all of the Transactions hereunder, Purchaser or such assignee shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the names and addresses of all participants in the Transaction Documents and/or Transactions held by it and the principal amount (and stated interest thereon) of the portion thereof which is the subject of the participation (the “Participant Register”). Any participation of the Transaction Documents or Transactions may be effected only by the registration of such participation on the Participant Register. Purchaser and any such assignee shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in the Transaction Documents or the Transactions) to any Person except to the extent that such disclosure is necessary to establish that the Transaction Documents or the Transactions are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Purchaser and Seller shall treat each Person whose name is

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recorded in the Participant Register as the owner of such participation for all purposes of the Transaction Documents notwithstanding any notice to the contrary.
(e)Seller agrees that each participant shall be entitled to the benefits of Article 6 (subject to the requirements and limitations therein, including the requirements under Article 6(v) (it being understood that the documentation required under Article 6(v) shall be delivered to the participating Purchaser) to the same extent as if it were a Purchaser and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Article 6, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirement of Law that occurs after the participant acquired the applicable participation.
(f)Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.
ARTICLE 20

GOVERNING LAW
THIS AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
ARTICLE 21

WAIVERS AND AMENDMENTS
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.
ARTICLE 22

INTENT
(a)The parties intend and acknowledge that (i) each Transaction and this Agreement is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of Assets subject to such

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Transaction or the term of such Transaction would render such definition inapplicable) and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable); (ii) all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code; (iii) each Purchased Asset constitutes either a “mortgage loan” or “an interest in a mortgage” as such terms are used in the Bankruptcy Code and (iv) the grant of the security interest/pledge of the Collateral in Article 7 constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Without limiting the generality of the foregoing, the parties recognize and intend that each Transaction is a “repurchase transaction” or “reverse repurchase transaction” on “mortgage loans” or “interests” in “mortgage loans” (as such terms are used in section 741(7) of the Bankruptcy Code). Each party hereto further agrees that it shall not challenge, the characterization of this Agreement or any Transaction hereunder as a “master netting agreement,” “repurchase agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.
(b)The parties intend and acknowledge that (i)(1) for so long as Purchaser is a “financial institution,” “financial participant” or another entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code, Purchaser shall be entitled to, the “safe harbor” benefits and protections afforded thereunder with respect to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code, “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code, and (2) Purchaser’s right to liquidate the Purchased Assets and other Related Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Article 14 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; (ii) Purchaser’s right to set-off claims and appropriate and apply any and all deposits of money or property or any other indebtedness at any time held or owing by Purchaser to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Seller pursuant to Article 15 hereof is a contractual right as described in Bankruptcy Code Section 561; and (iii) any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” or “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).
(c)The parties intend and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)The parties intend that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to this Agreement shall be deemed “related to” this Agreement within the meaning of Section 741 of the Bankruptcy Code.

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(f)Notwithstanding anything to the contrary in the Agreement or any other Transaction Document, it is the intention of the parties that, for U.S. federal, state and local income tax purposes and for accounting purposes, each Transaction will be treated as indebtedness of the Seller (or its regarded owner for U.S. federal income tax purposes) secured by the related Purchased Assets and that Seller (or its regarded owner for U.S. federal income tax purposes) is the owner of the Purchased Assets for such purposes (except to the extent that Purchaser shall have exercised its remedies following an Event of Default). Notwithstanding anything to the contrary in the Agreement or any other Transaction Document, it is the intention of the Seller that no Transaction or Transactions gives rise to or results in treatment of Seller or any Transaction or Transactions as a taxable mortgage pool (as defined in Internal Revenue Code section 7701(i)). Unless otherwise required pursuant to a “determination” withing the meaning of Internal Revenue Code section 1313(a) or prohibited by applicable law, Seller and Purchaser agree to treat the Transactions as described in the first sentence of this Article 22(f) on any and all filings with any U.S. federal, state, or local taxing authority.
ARTICLE 23

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that:
(a)in the case of any Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to such Transaction;
(b)in the case of any Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to such Transaction; and
(c)in the case of any Transactions in which one of the parties is a financial institution, funds held by the financial institution in connection with such Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
ARTICLE 24

CONSENT TO JURISDICTION; WAIVERS
(a)Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(b)To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.
(c)The parties consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Nothing in this Article 24 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.
(d)EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
ARTICLE 25

NO RELIANCE
Seller and Purchaser each hereby acknowledges, represents and warrants to the other party that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:
(a)it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party, other than the representations expressly set forth in the Transaction Documents;
(b)it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;
(c)it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation;
(e)no joint venture exists between Purchaser and any Seller Party; and
(f)it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given to the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal,

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regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.
ARTICLE 26

INDEMNITY AND EXPENSES
(a)Seller hereby agrees to indemnify Purchaser, Purchaser’s Affiliates and each of its and their officers, directors, employees and agents (“Indemnified Parties”) for, and hold harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including, without limitation, the actual out-of-pocket fees and expenses of counsel) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, or as a result of, this Agreement, the other Transaction Documents, any Transactions, any Event of Default or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Purchaser harmless from and indemnify Purchaser against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act that, in each case, does not result from the gross negligence or willful misconduct of any Indemnified Party. In any suit, proceeding or action brought by Purchaser in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller agrees to hold Purchaser harmless from and indemnify Purchaser from and against all Indemnified Amounts suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller Party or any Affiliate thereof. The obligation of Seller hereunder is a recourse obligation of Seller. This Article 26(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(b)Seller agrees to pay or reimburse on demand all of Purchaser’s actual costs and expenses (including, without limitation, the actual out-of-pocket fees and expenses of counsel) incurred in connection with (i) the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, any Transaction Document or any Transaction thereunder, whether or not such Transaction Document (or amendment thereto) or such Transaction is ultimately consummated, (ii) the consummation and administration of any Transaction, (iii) any enforcement of any of the provisions of the Transaction Documents, any preservation of the Purchaser’s rights under the Transaction Documents or any performance by Purchaser of any obligations of Seller in respect of any Purchased Asset, or if an Event of Default has occurred and continuing, any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, the Equity Pledged Collateral or the Collection Account and for the custody, care or preservation of the Collateral, the Equity Pledged Collateral and the Collection Account (including insurance, filing and recording costs) and defending or asserting rights and claims of Purchaser in respect thereof, by litigation or otherwise, (iv) the maintenance of the Collection Account and registering the Collateral and the Equity Pledged Collateral in the name of Purchaser or its nominee, (v) any default by Seller in repurchasing the Purchased Asset after Seller has given a notice in accordance with Article 3(e) of an Early Repurchase Date, (vi) any payment of the Repurchase

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Price on any day other than a Remittance Date (including, without limitation, as a consequence of terminating any hedging transactions entered into by Purchaser in relation to the Purchased Asset) (“Breakage Costs”), (vii) any failure by Seller to sell any Eligible Asset to Purchaser on the Purchase Date thereof, (viii) any actions taken to perfect or continue any lien created under any Transaction Document, (ix) Purchaser owning any Purchased Asset or other Purchased Item, (x) any due diligence performed by Purchaser in accordance with Article 27 and/or (xi) any replacement of any Benchmark or the implementation of any Benchmark Replacement or Benchmark Replacement Conforming Changes in accordance with Article 6(b). All such expenses shall be recourse obligations of Seller to Purchaser under this Agreement. A certificate as to such costs and expenses, setting forth the calculations thereof shall be conclusive and binding upon Seller absent manifest error.
(c)This Article 26 shall survive termination of this Agreement and the repurchase of all Purchased Assets.
ARTICLE 27

DUE DILIGENCE
(a)Seller acknowledges that Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Assets, the Seller Parties and Servicer for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Seller agrees that upon reasonable prior notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required), Seller shall provide (or shall cause any other Seller Party or Servicer, as applicable, to provide) reasonable access to Purchaser and any of its agents, representatives or permitted assigns to the offices of Seller, such other Seller Party or Servicer, as the case may be, during normal business hours and permit them to examine, inspect, and make copies and extracts of the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of such party.
(b)Seller agrees that it shall, promptly upon reasonable request of Purchaser, deliver (or shall cause to be delivered) to Purchaser and any of its agents, representatives or permitted assigns copies of any documents permitted to be reviewed by Purchaser in accordance with Article 27(a).
(c)Seller agrees to make available (or to cause any other Seller Party or Servicer, as applicable, to make available) to Purchaser and any of its agents, representatives or permitted assigns (i) in person at the time of any inspection pursuant to Article 27(a) or (ii) upon prior written notice (unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required and there shall be no limitation on frequency), by phone, as applicable, a knowledgeable financial or accounting officer or asset manager, as applicable, of Seller, such other Seller Party or Servicer, as the case may be, for the purpose of answering questions about any of the foregoing Persons, or any other matters relating to the Transaction Documents or any Transaction that Purchaser wishes to discuss with such Person.
(d)Without limiting the generality of the foregoing, Seller acknowledges that Purchaser may enter into Transactions with Seller based solely upon the information provided by Seller to Purchaser and the representations, warranties and covenants contained herein, and that Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Purchaser may underwrite such Purchased Assets itself or engage a third-party underwriter to perform such underwriting. Seller agrees to cooperate with Purchaser and any third party underwriter in connection with such underwriting,

4895-1210-4939v.10

including, but not limited to, providing Purchaser and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of any Seller Party or any Affiliate thereof.
(e)Seller agrees to reimburse Purchaser on demand for any and all actual costs and expenses (including, without limitation, the actual out-of-pocket fees and expenses of outside counsel) incurred by Purchaser in connection with its due diligence activities pursuant to this Article 27.
ARTICLE 28

SERVICING
(a)The parties hereto agree and acknowledge that the Purchased Assets are sold to Purchaser on a “servicing released” basis and Purchaser is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Seller shall be granted a revocable license (which license shall automatically be revoked (i) every thirty (30) days unless Purchaser provides written notice to Seller that such license is extended for another thirty (30) days or (ii) upon the occurrence of an Event of Default) to cause Servicer to service the Purchased Assets, and Seller shall, at Seller’s sole cost and expense, cause the Servicer to service the Purchased Assets in accordance with the Servicing Agreement and this Article 28 and for the benefit of Purchaser. Notwithstanding the foregoing, (i) prior to an Event of Default, Seller shall not take any action or effect any Material Modification of any Purchased Asset or (ii) after an Event of Default, Seller shall not consent or assent to any amendment, modification, waiver or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to any Purchased Asset or other agreement or instrument relating to any Purchased Asset, in either case, without first having given prior notice thereof to Purchaser in each such instance and receiving the prior written consent of Purchaser.
(b)The obligation of Servicer (or Seller to cause Servicer) to service any of the Purchased Assets shall cease, at Purchaser’s option, upon the earliest of (i) Purchaser’s termination of Servicer in accordance with Article 28(c), (ii) Purchaser not extending Seller’s revocable license in accordance with Article 28(a) or (iii) the transfer of servicing to any other Servicer and the assumption of such servicing by such other Servicer. Seller agrees to cooperate with Purchaser in connection with any termination of Servicer. Upon any termination of Servicer, if no Event of Default shall have occurred and be continuing, Seller shall at its sole cost and expense transfer the servicing of the effected Purchased Assets to another Servicer designated by Purchaser as expeditiously as possible.
(c)Purchaser may, in its sole and absolute discretion exercised in good faith, terminate Servicer or any sub-servicer with respect to any Purchased Asset (i) upon the occurrence of a default by the Servicer under the Servicing Agreement (beyond any grace or cure period set forth therein) or Servicer Letter or (ii) during the continuance of an Event of Default, either for cause or without cause, in each case of clauses (i) and (ii), without payment of any penalty or termination fee.
(d)Seller shall not, and shall not permit Servicer to, employ any other sub-servicers to service the Purchased Assets (other than any third party vendor employed by the Servicer to perform certain non-cashiering responsibilities, including, without limitation, inspections, in accordance with the terms of the Servicing Agreement) without the prior written approval of Purchaser which approval shall not be unreasonably withheld. If the Purchased Assets are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the servicing agreements with such sub-servicer to Purchaser.

4895-1210-4939v.10

(e)Seller shall cause Servicer and any sub-servicer to service the Purchased Assets in accordance with Accepted Servicing Practices. Seller shall cause Servicer (at the request of Purchaser) and any sub-servicers engaged by Seller to execute a letter agreement with Purchaser substantially in the form attached as Exhibit XI hereto (a “Servicer Letter”) acknowledging Purchaser’s security interest in the Purchased Assets and agreeing to remit all Net Cash Flow received with respect to the Purchased Asset to the Collection Account in accordance with Article 5(e) or as otherwise directed by Purchaser in accordance with the Servicer Letter.
(f)Seller agrees that Purchaser is the owner of all servicing records relating to the Purchased Assets, including but not limited to the Servicing Agreement, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller covenants to (or to cause Servicer to) safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request.
(g)The payment of servicing fees shall be solely the responsibility of Seller and shall be subordinate to payment of amounts outstanding and due to Purchaser under the Transaction Documents.
(h)Notwithstanding anything herein to the contrary, at any time during which Servicer is an Affiliate of Seller, Purchaser may, upon written notice to such Servicer and Seller, terminate Servicer at its sole discretion, and Seller shall within ten (10) days thereafter, appoint a replacement Servicer acceptable to Purchaser in its sole discretion.
ARTICLE 29

[INTENTIONALLY OMITTED]
ARTICLE 30

MISCELLANEOUS
(a)All rights, remedies and powers of Purchaser hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Purchaser whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Purchaser shall have all rights and remedies of a secured party under the UCC.
(b)The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to any Transaction Document in Portable Document Format (.pdf) shall be as effectual as delivery of a manually signed original counterpart of this Agreement.
(c)The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.
(d)Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of

4895-1210-4939v.10

such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(e)This Agreement (together with the other Transaction Documents) contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(f)The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.
(g)Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.
(h)Unless otherwise specifically enumerated, wherever pursuant to this Agreement Purchaser exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Purchaser in its sole and absolute discretion, Purchaser shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Purchaser shall be final and conclusive.
[REMAINDER OF PAGE LEFT BLANK]

4895-1210-4939v.10

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.
GOLDMAN SACHS BANK USA, as Purchaser

By:	/s/ Jeffrey Dawkins
Name: Jeffrey Dawkins
Title: Managing Director

[Signature Page to Master Repurchase Agreement]
4895-1210-4939v.10

PCREDIT LEVERED A, LLC, a Delaware
limited liability company

By: Principal Real Estate Investors, LLC, a
Delaware limited liability company, its
authorized signatory

By:	/s/ Brian Riley
Name: Brian Riley
Title: Senior Director - Accounting & Finance

By:	/s/ Kirloes Gerges
Name: Kirloes Gerges
Title: Managing Director - Portfolio Management

[Signature Page to Master Repurchase Agreement]
4895-1210-4939v.10

EXHIBIT I
NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES
Purchaser:    Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins
Telephone: (212) 902-6852
Telecopy: (212) 977-4870
Email: jeffrey.dawkins@gs.com
Email: gs-refgwarehouse@ny.email.gs.com
Email: gs-crewarehouse-am@ny.email.gs.com
Email: gs-warehouse-ops@ny.email.gs.com
with a copy to:     Goldman Sachs Bank USA
2001 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Structured Finance Legal (REFG)
Email: gs-refglegal@gs.com
with a copy to:     Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Brian Krisberg
Telephone: (212) 839-8735
Fax: (212) 839-5599
Email: bkrisberg@sidley.com
Seller:    PCREDIT Levered A, LLC
711 High Street
Des Moines, Iowa 50392
Attention: Rachel Parker
Phone Number: (515) 878-9520
E-mail: Parker.Rachel@principal.com
with a copy to:     Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attention: Jason Hwang
Phone Number: (713) 821-5669
E-mail: jhwang@stblaw.com
Pledgor:    PCREDIT Holding, LLC
711 High Street
Des Moines, Iowa 50392
Ex. II-1
4895-1210-4939v.10

Attention: Rachel Parker
Phone Number: (515) 878-9520
E-mail: Parker.Rachel@principal.com
with a copy to:     Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attention: Jason Hwang
Phone Number: (713) 821-5669
E-mail: jhwang@stblaw.com
Guarantor:    Principal Credit Real Estate Income Trust
711 High Street
Des Moines, Iowa 50392
Attention: Rachel Parker
Phone Number: (515) 878-9520
E-mail: Parker.Rachel@principal.com
with a copy to:     Simpson Thacher & Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attention: Jason Hwang
Phone Number: (713) 821-5669
E-mail: jhwang@stblaw.com
Ex. II-2
4895-1210-4939v.10

EXHIBIT II
FORM OF CONFIRMATION STATEMENT
December 17, 2024
To: Goldman Sachs Bank USA
Ladies and Gentlemen:
Reference is made hereby to the Master Repurchase Agreement, dated as of December 17, 2024 (the “Agreement”), between Goldman Sachs Bank USA (“Purchaser”) and PCREDIT Levered A, LLC (“Seller”). This Confirmation is being delivered to you, as Purchaser, to request a Transaction pursuant to which Purchaser will purchase from us, as Seller, the Eligible Asset identified on the attached Schedule 1 in accordance with the terms of the Agreement. Capitalized terms used herein without definition have the meanings given in the Agreement.
Eligible Asset:    ___________________, as further identified on Schedule 1
Asset Type:    [Mortgage Loan][Senior Note][Senior Participation     Interest][Mezzanine Loan]
Outstanding Principal Amount of Purchased
Asset as of Purchase Date:    $__________
Future Advance Purchased Asset:    [Y/N]
Available Future Funding under Purchased
Asset as of Purchase Date:    $__________
Committed Future Funding     $__________
Amount (if any):
Repurchase Date:    As defined in the Agreement
Purchase Price:    $__________
Benchmark:    Term SOFR
Pricing Rate:    Benchmark plus ____%
Purchase Price Percentage:    __________%
GS Mortgaged Property Value:    $__________
Initial Purchase Price LTV:    __________%
Ex. II-1
4895-1210-4939v.10

Maximum Purchased Asset
Purchase Price LTV:    __________%

Minimum Purchase Price Debt Yield:

Purchase Date Anniversary	Underwritten Net Operating Income	Underwritten Purchase Price Debt Yield
Year 1
Year 2
Year 3
Year 4
Year 5

Purchase Price Debt Yield: See Schedule 2

Governing Agreements:    As identified on attached Schedule 3
Draw Fee (__ bps):     $__________
Requested Wire Amount:    $__________
Type of Funding:    [Wet][Dry] Funding
Seller’s Wiring Instructions:
Bank Name:         ____________________
ABA Number:     ____________________
Account Number:    ____________________
Reference:         ____________________
Seller acknowledges that the Purchased Asset will be serviced pursuant to the Servicing Agreement.
[SIGNATURE PAGES FOLLOW]
Ex. II-2
4895-1210-4939v.10

To evidence your agreement to enter into the Transaction in accordance with the terms set forth in this Confirmation, please return a countersigned copy of this Confirmation to Seller.
PCREDIT LEVERED A, LLC,
a Delaware limited liability company

By:    PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By   ____________________________
Name:
Title:

By   ____________________________
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Ex. II-3
4895-1210-4939v.10

AGREED AND ACKNOWLEDGED:
GOLDMAN SACHS BANK USA

By: ________________________________
Name:
Title:

Schedule 1 to Confirmation Purchased Asset Schedule
Purchased Asset:
Principal Amount:
Maximum Principal Amount:
Remaining Future Advances:
Ex. II-4
4895-1210-4939v.10

Schedule 2 to Confirmation:
Asset:
Total NOI:
Total Purchase Price
Purchase Price Debt Yield:
Minimum Purchase Price Debt Yield:

Ex. II-5
4895-1210-4939v.10

Schedule 3 to Confirmation
Governing Agreements

Ex. II-6
4895-1210-4939v.10

EXHIBIT III
AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature

AUTHORIZED REPRESENTATIVES OF GUARANTOR

Name	Specimen Signature

Ex. IV-1
4895-1210-4939v.10

EXHIBIT IV
FORM OF POWER OF ATTORNEY
Know All Men by These Presents, that PCREDIT Levered A, LLC, a Delaware limited liability company (“Seller”), does hereby appoint Goldman Sachs Bank USA (“Purchaser”), its attorney-in-fact to, following the occurrence and during the continuance of an Event of Default under and as defined in the Repurchase Agreement (as defined below), act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Assets, including without limitation the Mortgage Notes, Mezzanine Notes, Assignments of Mortgages and Participation Certificates, and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Purchaser, of such financing statements, continuation statements, and other uniform commercial code forms, as Purchaser may from time to time, reasonably consider necessary to create, perfect, and preserve Purchaser’s security interest in the Purchased Assets and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Purchaser pursuant to the Master Repurchase Agreement, dated as of December 17, 2024 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”), between Purchaser and Seller, and to take such other steps as may be necessary or desirable to enforce Purchaser’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repurchase Agreement.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Ex. IV-1
4895-1210-4939v.10

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this ____ day of __________, 20__.

PCREDIT LEVERED A, LLC,
a Delaware limited liability company

By:    PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By   ____________________________
Name:
Title:

By   ____________________________
Name:
Title:

STATE OF ______________    )
COUNTY OF ____________    )
On ________, 20__, before me, _____________________, a Notary Public, personally appeared ___________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the ______________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _______________________________
(Seal)

Ex. IV-2
4895-1210-4939v.10

EXHIBIT V
REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET
(attached)
    Ex. V-1
4895-1210-4939v.10

EXHIBIT VI
ASSET INFORMATION
Asset ID #:
Asset Type: [Mortgage Loan][Senior Note][Senior Participation][Mezzanine Loan]
Borrower Name:
Borrower Address:
Borrower City:
Borrower State:
Borrower Zip Code:
Recourse?
Guaranteed?
Related Borrower Name(s):
Original Principal Balance:
Maximum Principal Balance:
Note Date:
Loan Date:
Loan Type:
Current Principal Balance:
Current Interest Rate (per annum):
Paid to date:
Annual P&I:
Next Payment due date:
Index:
Gross Spread/Margin:
Life Cap:
Life Floor:
Periodic Cap:
Periodic Floor:
Rounding Factor:
Lookback (in days):
Interest Calculation Method (e.g., Actual/360):
Interest rate adjustment frequency:
P&I payment frequency:
First P&I payment due:
First interest rate adjustment date:
First payment adjustment date:
Next interest rate adjustment date:
Next payment adjustment date:
Conversion Date:
Converted Interest Rate Index:
Converted Interest Rate Spread:
Maturity date:
ARD Loan?
Loan term:
Amortization term:
Hyper-Amortization Flag:
Hyper-Amortization Term:
Hyper-Amortization Rate Increase:
Balloon Amount:
Balloon LTV:
Prepayment Penalty Flag:
Prepayment Penalty Text:
Lockout Period:
Lien Position:
Fee/Leasehold:
Ground Lease Expiration Date:
CTL (Yes/No):
CTL Rating (Moody’s):
CTL Rating (Duff):
CTL Rating (S&P):
CTL Rating (Fitch):
Lease Guarantor:
CTL Lease Type (NNN, NN, Bondable):
Property Name:
Property Address:
Property City:
Property Zip Code:
Property Type (General):
Property Type (Specific):
Cross-collateralized (Yes/No):1
Property Size:
Year built:
Year renovated:
Actual Average Occupancy:
Occupancy Rent Roll Date:
Underwritten Average Occupancy:
Largest Tenant:
Largest Tenant SF:
Largest Tenant Lease Expiration:
2nd Largest Tenant:
2nd Largest Tenant SF:
2nd Largest Tenant Lease Expiration:
3rd Largest Tenant:
3rd Largest Tenant SF:
3rd Largest Tenant Lease Expiration:
*    If yes, give property information on each property covered and in aggregate as appropriate. Asset ID’s should be denoted with a suffix letter to signify loans/collateral.
Ex. VI-1
4895-1210-4939v.10

Underwritten Average Rental Rate/ADR:
Underwritten Vacancy/Credit Loss:
Underwritten Other Income:
Underwritten Total Revenues:
Underwritten Replacement Reserves:
Underwritten Management Fees:
Underwritten Franchise Fees:
Underwritten Total Expenses:
Underwritten Leasing Commissions:
Underwritten Tenant Improvement Costs:
Underwritten NOI:
Underwritten NCF:
Underwritten Debt Service Constant:
Underwritten DSCR at NOI:
Underwritten DSCR at NCF:
Underwritten NOI Period End Date:
Hotel Franchise:
Hotel Franchise Expiration Date:
Appraiser Name:
Appraised Value:
Appraisal Date:
Appraisal Cap Rate:
Appraisal Discount Rate:
Underwritten LTV:
Environmental Report Preparer:
Environmental Report Date:
Environmental Report Issues:
Covered by Environmental Insurance (Yes/No):
Architectural and Engineering Report Preparer:
Architectural and Engineering Report Date:
Deferred Maintenance Amount:
Ongoing Replacement Reserve Requirement per A&E Report:
Immediate Repairs Escrow % (e.g. [___]%):
Replacement Reserve Annual Deposit:
Replacement Reserve Balance:
Tenant Improvement/Leasing Commission Annual Deposits:
Tenant Improvement/Leasing Commission Balance:
Taxes paid through date:
Monthly Tax Escrow:
Tax Escrow Balance:
Insurance paid through date:
Monthly Insurance Escrow:
Insurance Escrow Balance:
Reserve/Escrow Balance as of Date:
Probable Maximum Loss %:
Covered by Earthquake Insurance (Yes/No):
Number of times 30 days late in last 12 months:
Number of times 60 days late in last 12 months:
Number of times 90 days late in last 12 months:
Servicing Fee:
Secondary Financing in Place (Yes/No)
Secondary Financing Amount
Secondary Financing Description
Future Supplemental Financing (Yes/No)
Future Supplemental Financing Description
Notes:

Ex. VI-1
4895-1210-4939v.10

EXHIBIT VII
ADVANCE PROCEDURES
Submission of Due Diligence Package. Seller shall deliver to Purchaser for Purchaser’s review and approval a due diligence package with respect to each Eligible Asset proposed to be purchased on such proposed Purchase Date, which shall contain the following items (the “Due Diligence Package”):
(1)    Purchased Asset Documents. With respect to each Eligible Asset:
(a)    if such Eligible Asset is not a Wet Purchased Asset, each of the Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents; provided, however, if such Eligible Asset has not been originated and closed at the time of such delivery, Seller shall deliver copies of all draft Purchased Asset Documents, blacklined against the approved form Purchased Asset Documents (with executed copies of all Purchased Asset Documents to be delivered no less than three (3) Business Days (unless otherwise agreed to by Purchaser) prior to the proposed Purchase Date);
(b)    if such Eligible Asset is a Wet Purchased Asset, (i) copies of all draft Purchased Asset Documents, along with blacklines against the approved form Purchased Asset Documents, (ii) no later than 11:00 a.m. on the Business Day before the requested Purchase Date, execution versions in final form of (A) the Mortgage Note endorsed by the Seller in blank, without recourse (either on the face thereof or pursuant to a separate allonge), (B) the Mortgage, (C) evidence satisfactory to Purchaser that all documents necessary to perfect Seller’s (and, by means of assignment to Purchaser on the Purchase Date, Purchaser’s) interest in the collateral and (D) such other components of the Purchased Asset File as Purchaser may require on a case by case basis with respect to the particular Purchased Asset, in each case, along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts and (iii) not later than the third (3rd) Business Day following the related Purchase Date, executed copies of all Purchased Asset Documents along with blacklines of such executed Purchased Asset Documents against the previously delivered drafts.
(c)    if such Eligible Asset is a Wet Purchased Asset, a fully executed and delivered Bailee Agreement;
(d)    certificates or other evidence of insurance demonstrating insurance coverage in respect of the underlying real estate directly or indirectly securing or supporting such Eligible Asset of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents; provided, however, with respect to any Wet Purchased Asset, if such certificates or other evidence of insurance are not available at least ten (10) Business Day prior to the related Purchase Date, Seller shall deliver such certificates or other evidence of insurance to Purchaser as soon as they are available thereafter, and in any case, by no later than 10:00 a.m. on the Business Day before the requested Purchase Date. Such certificates or other evidence shall indicate that Seller, will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such
Ex. VII-1
4895-1210-4939v.10

additional insured with respect to the policies required to be maintained under the Purchased Asset Documents;
(e)    all surveys of the underlying real estate directly or indirectly securing or supporting such Eligible Asset;
(f)    as reasonably requested by Purchaser, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies reasonably acceptable to Purchaser with respect to the Eligible Asset, underlying real estate directly or indirectly securing or supporting such Eligible Asset, Seller, [and] Mortgagor [and Mezzanine Borrower (if applicable)], such searches to be conducted in each location Purchaser shall reasonably designate;
(g)    an unconditional commitment to issue a Title Policy in favor of the lender originating such Eligible Asset and such lender’s successors and/or assigns with respect to Seller’s interest in the related real property and insuring the assignment of the Eligible Asset to Purchaser, with an amount of insurance that shall be not less than the maximum principal amount of the Eligible Asset, or an endorsement or confirmatory letter from the title insurance company that issued the existing title insurance policy, in favor of the lender originating such Eligible Asset and such lender’s successors and/or assigns, that amends the existing title insurance policy by stating that the amount of the insurance is not less than the maximum principal amount of the Eligible Asset (taking into account the proposed advance); and
(h)    certificates of occupancy and letters certifying that the property is in compliance with all applicable zoning laws, each issued by the appropriate Governmental Authority.
(2)    Transaction-Specific Due Diligence Materials. Each of the following:
(a)    a summary memorandum outlining the proposed Transaction, including transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the Eligible Asset that a reasonable buyer would consider material,
(b)    the Asset Information (unless otherwise waived by Purchaser) and, if available, maps and photos of the underlying real estate directly or indirectly securing or supporting such Eligible Asset;
(c)    a current rent roll and roll over schedule;
(d)    a cash flow pro-forma, plus historical information;
(e)    a description of the underlying real estate directly or indirectly securing or supporting such Eligible Asset and any other collateral securing such Eligible Asset, the related collateral securing such Eligible Asset, if any;
(f)    indicative debt service coverage ratios;
(g)    indicative loan-to-value ratios;
Ex. VII-2
4895-1210-4939v.10

(h)    a term sheet outlining the transaction generally (if any);
(i)    a description of the Mortgagor, sponsor and Mezzanine Borrower (if applicable), including experience with other projects (real estate owned), their ownership structure (including, without limitation, the board of directors, if applicable) and financial statements;
(j)    a description of Seller’s relationship, if any, to the Mortgagor, sponsor and Mezzanine Borrower (if applicable); and
(k)    copies of documents evidencing such Eligible Asset, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, the underlying borrower’s and guarantor’s organizational documents, warrant agreements, and loan and collateral pledge agreements, as applicable, provided that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Purchaser, Seller shall deliver such items to Purchaser promptly upon Seller’s receipt of such items.
(3)    Environmental and Engineering. A “Phase 1” (and, if requested by Purchaser, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Purchaser, by an engineer or environmental consultant reasonably approved by Purchaser.
(4)    Credit Memorandum. A credit memorandum, asset summary or other similar document that details cash flow underwriting, historical operating numbers, underwriting footnotes, rent roll and lease rollover schedule.
(5)    Appraisal. An appraisal by a member of the Appraisal Institute performed in accordance with The Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended. The related appraisal shall (A) be dated less than twelve (12) months prior to the origination of the Eligible Asset and (B) not be ordered by the related borrower or an Affiliate of the related borrower.
(6)    Opinions of Counsel. An opinion of counsel addressed to the related originator and its successors and assigns from counsel to the underlying obligor on the underlying loan transaction as to enforceability of the loan documents governing such transaction and such other matters as Purchaser shall require (including, without limitation, opinions as to due formation, authority, choice of law, substantive non-consolidation and perfection of security interests).
(7)    Additional Real Estate Matters. To the extent obtained by Seller from the Mortgagor[, Mezzanine Borrower] or the underlying obligor at the origination of the Eligible Asset, such other real estate related certificates and documentation as may have been requested by Purchaser, such as abstracts of all leases in effect at the real property relating to such Eligible Asset.
(8)    Exceptions Report. A list of all exceptions to the representations and warranties set forth in Exhibit V to this Agreement and any other Eligibility Criteria (the “Requested Exceptions Report”).
(9)    Other Documents. Any other documents as Purchaser or its counsel shall reasonably deem necessary.
Ex. VII-3
4895-1210-4939v.10

(10)    Approval of Eligible Asset. Conditioned upon the timely and satisfactory completion of Seller’s requirements in clause (1) above, Purchaser shall endeavor to, no less than two (2) Business Days prior to the proposed Purchase Date (i) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has not approved the proposed Eligible Asset as a Purchased Asset or (ii) notify Seller in writing (which may take the form of electronic mail format) that Purchaser has approved the proposed Eligible Asset as a Purchased Asset. Purchaser’s failure to respond to Seller on or prior to two (2) Business Days prior to the proposed Purchase Date, shall be deemed to be a denial of Seller’s request that Purchaser approve the proposed Eligible Asset, unless Purchaser and Seller has agreed otherwise in writing.
(11)    Assignment Documents. No less than two (2) Business Days prior to the proposed Purchase Date, Seller shall have executed and delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser and its counsel, all applicable assignment documents assigning to Purchaser the proposed Eligible Asset that shall be subject to no liens except as expressly permitted by Purchaser. Each of the assignment documents shall contain such representations and warranties in writing concerning the proposed Eligible Asset and such other terms as shall be satisfactory to Purchaser in its sole and absolute discretion.
Ex. VII-4
4895-1210-4939v.10

EXHIBIT VIII
FORM OF MARGIN CALL
[DATE]
Via Electronic Transmission
[_________________]
[_________________]
[_________________]
Attention: [___________]
Emails: [__________]

Re:    Master Repurchase Agreement, dated as of December 17, 2024 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Goldman Sachs Bank USA (“Purchaser”) and PCREDIT Levered A, LLC (“Seller”)
Ladies and Gentlemen:
Pursuant to Article 4(a) of the Master Repurchase Agreement, Purchaser hereby notifies Seller that a Margin Deficit Event has occurred as set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
Purchased Asset:    _____________________
[DESCRIBE MARGIN DEFICIT EVENT]
MARGIN DEFICIT:    $___________
Accrued interest from __________ to __________:    $___________
TOTAL WIRE DUE:    $___________
WHEN A MARGIN DEFICIT EVENT EXISTS, SELLER IS REQUIRED TO CURE THE MARGIN DEFICIT SPECIFIED ABOVE IN ACCORDANCE WITH THE MASTER REPURCHASE AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED IN ARTICLE 4(b) THEREOF.

Ex. VIII-1
4895-1210-4939v.10

GOLDMAN SACHS BANK USA
By:
Name:
Title:
    Ex. VIII-2
4895-1210-4939v.10

EXHIBIT IX
FORM OF RELEASE LETTER
[DATE]
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins

Re:    Master Repurchase Agreement, dated as of December 17, 2024 by and between Goldman Sachs Bank USA (“Purchaser”) and PCREDIT Levered A, LLC (“Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”)
Ladies and Gentlemen:

With respect to the Purchased Assets described in the attached Schedule A (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third party, and (b) we hereby release to you all rights, interests or claims of any kind other than any rights, interests or claims under the Master Repurchase Agreement and the other Transaction Documents with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Purchaser of the amount of the Purchase Price contemplated under the Master Repurchase Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Master Repurchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
Very truly yours,
PCREDIT LEVERED A, LLC
By:
Name:
Title:

Ex. IX-1
4895-1210-4939v.10

Schedule A
[List of Purchased Asset Documents]
Ex. IX-2
4895-1210-4939v.10

EXHIBIT X
FORM OF COVENANT COMPLIANCE CERTIFICATE
[DATE]
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins

Re:    Master Repurchase Agreement, dated as of December 17, 2024 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Goldman Sachs Bank USA (“Purchaser”) and PCREDIT Levered A, LLC (“Seller”)
Ladies and Gentlemen:
This Covenant Compliance Certificate is furnished pursuant to that Master Repurchase Agreement and the Guaranty, dated as of December 17, 2024 (the “Guaranty”), made by [_________________], a [___________] (“Guarantor”), in favor of Purchaser. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
(i)    I am a duly elected, qualified and authorized [Chief Financial Officer] of Guarantor.
(ii)    All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.
(iii)    I have reviewed the terms of the Master Repurchase Agreement, the Guaranty and the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Seller Parties during the accounting period covered by the financial statements attached (or most recently delivered to Purchaser if none are attached).
(iv)    As of the date hereof, and since the date of the certificate most recently delivered pursuant to Article 12(b)(v) of the Master Repurchase Agreement, each Seller Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Master Repurchase Agreement, the Guaranty and the other Transaction Documents to be observed, performed or satisfied by it.
(v)    [IF FINANCIAL STATEMENTS ARE NOT ATTACHED: The examinations described in paragraph (iii) above did not disclose, and I have no
Ex. X-1
4895-1210-4939v.10

knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.] [IF FINANCIAL STATEMENTS ARE ATTACHED: The examinations described in paragraph (iii) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements, or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.]
(vi)    As of the date hereof, each of the representations and warranties made by each Seller Party in any Transaction Document is true and correct in all material respects with the same force and effect as if made on and as of the date hereof.
(vii)    Each Seller Party hereby represents and warrants that (i) it is in compliance with all of the terms and conditions of the Transaction Documents and (ii) it has no claim or offset against Purchaser under the Transaction Documents.
(viii)    Each Seller Party has, during the period since the delivery of the immediately preceding Covenant Compliance Certificate, observed or performed all of its covenants and other agreements, and satisfied every condition, contained the Master Repurchase Agreement, the Guaranty and the other Transaction Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes a Default or an Event of Default (in each case, including after giving effect to any pending Transactions requested to be entered into), except as set forth below.
(ix)    [IF FINANCIAL SUMMARY PROPERTY PERFORMANCE REPORTS ARE ATTACHED: Attached hereto are the summary property performance reports required to be delivered pursuant to Article 12(b) of the Master Repurchase Agreement, which reports, to the best of my knowledge, fairly and accurately present the related Purchased Assets as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 12(b) of the Master Repurchase Agreement.]
(x)    [IF FINANCIAL STATEMENTS ARE ATTACHED: Attached hereto are the financial statements required to be delivered pursuant to Article 12(b) of the Master Repurchase Agreement, which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present, the financial condition and results of operations of Guarantor as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 12(b) of the Master Repurchase Agreement.]
(xi)    [IF FINANCIAL STATEMENTS ARE ATTACHED: Attached hereto are the calculations demonstrating compliance with the financial covenants set forth in the Guaranty.]
(xii)    As of the date hereof, I am not aware of Guarantor having granted any lender or buyer under any other repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility involving the financing of commercial real estate assets which are similar to the Purchased Assets a “most
Ex. X-2
4895-1210-4939v.10

favored nation” covenant with respect to any financial covenant that is comparable to any of the financial covenants set forth in the Guaranty[, other than _______].
Described below are the exceptions, if any, to any of the foregoing, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Seller Party has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered as of the date first above written.

Name:
Title:
Ex. X-3
4895-1210-4939v.10

EXHIBIT XI
FORM OF SERVICER LETTER
[_____] [__], 20[__]
[SERVICER]
[___________________]
[___________________]

Re:    Master Repurchase Agreement, dated as of December 17, 2024 (as such agreement may be amended, modified and/or restated, the “Repurchase Agreement”), by and between PCREDIT Levered A, LLC, a Delaware limited liability company (“Seller”), and Goldman Sachs Bank USA (“Purchaser”)
Ladies and Gentlemen:
[___________________] (“You” or “Servicer”) is, or will be, the servicer of certain mortgage loans, [mezzanine loans,] [and] senior notes [and senior participation interests] sold by Seller to Purchaser pursuant to the Repurchase Agreement (the “Loans”) pursuant to that certain [Servicing Agreement], dated as of [_____] [__], 20[__], by and among Servicer, Purchaser, Seller and [_______], a copy of which is attached hereto as Exhibit A (as such agreement may be amended, modified and/or restated, the “Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Servicing Agreement.
You are hereby notified pursuant to this instruction letter (this “Letter Agreement”) that Seller is selling the Loans to Purchaser on a “servicing released” basis pursuant to the Repurchase Agreement, and the Loans, together with all Servicing Rights (as defined in the Repurchase Agreement) with respect thereto, have been sold, transferred and assigned to Purchaser pursuant to the Repurchase Agreement and, in connection therewith, the Loans and all Servicing Rights have also been pledged to Purchaser. The Servicing Agreement, together with all of Seller’s rights thereunder, including but not limited to the Servicing Rights, has been, with respect to the Loans, assigned to Purchaser pursuant to the Repurchase Agreement, and You acknowledge and consent to such assignment. Notwithstanding the foregoing, and subject to the terms of this Letter Agreement, Purchaser has agreed to retain You, as Servicer, to service the Loans at Seller’s sole cost and expense for the benefit of Purchaser pursuant to the Servicing Agreement and subject to the terms of this Letter Agreement. Where there is a conflict between the Servicing Agreement and this Letter Agreement, as with respect to the servicing of, and Servicing Rights in connection with, the Loans, this Letter Agreement shall govern. You and Seller each agree that Purchaser is and shall be an express third-party beneficiary of the Servicing Agreement with respect to the Loans. You hereby acknowledge that neither You nor any other Person, other than Purchaser, owns or has any rights with respect to the Servicing Rights of the Loans.
Ex. XI-1
4895-1210-4939v.10

You agree to service the Loans for the benefit of Purchaser in accordance with the terms of the Servicing Agreement, this Letter Agreement and Article 28 of the Repurchase Agreement, and, except as otherwise provided herein and subject to the terms and conditions of the Repurchase Agreement, Purchaser shall have all of the rights, but none of the duties or obligations (including, without limitation, payment of any fees, indemnification, costs, reimbursement or expenses, except as set forth in this Letter Agreement) of Seller under the Servicing Agreement. You acknowledge that You have been provided with, and have reviewed a copy of the Repurchase Agreement and, in particular, Article 5 and Article 28 thereof and agree to take no action that would violate or is otherwise inconsistent with the requirements set forth in the Repurchase Agreement.
You agree to notify Purchaser and Seller simultaneously in writing (a) of any payment default or material non-payment default with respect to any Loans, (b) if You become aware that a loan file for any Loan is incomplete in any material respect, (c) if You become aware that property insurance is not maintained on any mortgaged property securing a Loan and/or (d) of any other acts, omissions or events with respect to which notice is required to be given to any party pursuant to the Servicing Agreement.
You agree (a) to provide Purchaser with copies of any notice, report or summary relating to the Loans prepared pursuant to the Servicing Agreement, as applicable, or prepared by any other Person as and when received by You, and (b) upon the request of Purchaser or its designee, to promptly provide Purchaser or its designee a Servicing File for any month (or portion thereof) as requested by Purchaser or its designee.
You agree to deliver directly to Purchaser, at the following email address(es): jeffrey.dawkins@gs.com, gs-refgwarehouse@ny.email.gs.com, gs-crewarehouse-am@ny.email.gs.com, gs-warehouse-ops@ny.email.gs.com, or such other email addresses as may hereafter be provided to You by the Purchaser, or make otherwise available to the Purchaser, all servicing statements, reports and other information with respect to the Loans that You are required to deliver to the Seller under the Servicing Agreement, on the same date such information is required to be delivered to the Seller.
You agree to notify Purchaser and Seller in writing whenever a borrower under a Loan requests any review or approval that would require You to make a Material Modification (as defined in the Repurchase Agreement), and You further agree that you will not make any Material Modification, without Purchaser’s prior written consent.
Notwithstanding anything to the contrary in the Servicing Agreement, You hereby agree to remit all unscheduled Principal Payments (as defined in the Repurchase Agreement) on deposit in the related Custodial Account to the Repo Collection Account (as defined below) within two (2) Business Days of the date on which such amounts were deposited into the related Custodial Account pursuant to the terms of the Servicing Agreement.
Notwithstanding anything to the contrary in the Servicing Agreement, You hereby agree to remit all amounts required to be remitted to Seller pursuant to the related Loan Documents, the Servicing Agreement and the Repurchase Agreement to Purchaser as and when such amounts are
Ex. XI-2
4895-1210-4939v.10

required to be remitted to Purchaser under the Repurchase Agreement. All amounts remitted to Purchaser hereunder shall be remitted in accordance with the wiring instructions provided below (the account set forth below, the “Repo Collection Account”), or in accordance with any other instructions that may be delivered to You by Purchaser or its designee:

Bank Name:
ABA Number:
Account Number:
Account Name:
Under no circumstances will You remit any such amounts in accordance with any instructions delivered to You by Seller or any other Person (other than Purchaser), unless Purchaser agrees in writing.
You further agree, upon Your receipt of written notification (a “Default Notice”), from Purchaser that an Event of Default (as defined under the Repurchase Agreement) has occurred and is continuing (a “Seller Event of Default”), that, solely with respect to the Loans (a) Purchaser or its designee shall assume all of the rights (but none of the duties and obligations) of Seller under the Servicing Agreement, except as otherwise provided herein, (b) You shall follow the instructions of Purchaser or its designee with respect to the Loans and make available to Purchaser or its designee any information with respect to the Loans reasonably requested by Purchaser or its designee and in accordance with Your obligations under the Servicing Agreement, (c) You shall not follow any instructions received from either Seller or any other Person (other than Purchaser or Purchaser’s designee) with respect to the Loans, (d) Purchaser may, in its sole discretion, sell its right to the Loans on a servicing released basis, and (e) You shall treat this Letter Agreement as a separate and distinct servicing agreement with respect to the Loans between You and Purchaser (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in Your favor (or the favor of any third-party claiming through You) under any other agreement or arrangement between You and Seller or otherwise. Purchaser shall send a copy of any Default Notice to Seller simultaneously with delivery thereof to Servicer. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Purchaser be liable for any duties, fees, indemnities, costs, reimbursements or expenses incurred by You, Seller, any other Client under the Servicing Agreement or any of Your or their respective affiliates or otherwise owed to You, Seller, any other Client under the Servicing Agreement or any of Your or their respective affiliates prior to your receipt of a Default Notice from Purchaser and foreclosure upon the Loans. Following delivery of a Default Notice and Purchaser’s foreclosure upon the Loans, with respect to any amount that may be owing to Servicer with respect to the Loans, Purchaser shall only be liable for those fees, indemnities, costs, reimbursements or expenses first incurred by Servicer, or any of its Affiliates, after such delivery of a Default Notice and such foreclosure upon the Loans in connection with the written instructions of Purchaser, except that Purchaser shall not be liable for any fees, indemnities, costs, reimbursements or expenses incurred by reason of Servicer’s willful misfeasance, bad faith, negligence or breach of terms of the Servicing Agreement, in each case, as such terms were modified by this Letter Agreement.
Ex. XI-3
4895-1210-4939v.10

Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Seller be liable for any fees, indemnities, costs, reimbursements or expenses pursuant to the Servicing Agreement except as incurred by Seller with respect to the Loans. For the avoidance of doubt, and notwithstanding anything to the contrary herein or in the Servicing Agreement, You shall not seek to enforce any rights or remedies against Seller pursuant to the Servicing Agreement except with respect to any express duties, obligations or liabilities of Seller incurred solely in connection with the Loans.
You may rely and shall be protected in acting or refraining from acting upon any notice, request, consent, order, certificate, report, opinion or document (including, but not limited to, electronically confirmed facsimiles thereof) believed by You to be genuine and to have been signed or presented by the proper party or parties. You shall have no obligation to review or confirm that actions taken pursuant to the foregoing in accordance with this Letter Agreement comply with any other agreement or document to which it is not a party. In particular, You need not investigate whether Purchaser is entitled under the Repurchase Agreement to give a Default Notice.
Notwithstanding anything to the contrary herein or in the Servicing Agreement, Your rights to service the Loans being serviced by You which are subject to the Repurchase Agreement shall terminate (a) automatically every thirty (30) days unless Purchaser provides written notice to Seller that such license is extended for another thirty (30) days, (b) upon Your having received a written termination notice from Purchaser delivered after the occurrence and during the continuance of a Seller Event of Default or a default by Servicer under the Servicing Agreement or (c) at any time during which You are an Affiliate of Seller, upon Your having received written termination notice from Purchaser at Purchaser’s sole discretion (each, a “Servicing Termination”).
You and Seller each hereby acknowledge and agree that, notwithstanding the sale, transfer and assignment of the Loans from Seller to Purchaser or any subsequent sale of participating interests, assignment, rehypothecation or other transfer by Purchaser of the Loans to any other Person pursuant to the terms of the Repurchase Agreement, neither such sale, transfer and assignment to Purchaser nor any subsequent sale, assignment, rehypothecation or other transfer from Purchaser to any other Person shall constitute a termination of the Servicing Agreement. For the avoidance of doubt, all Servicing Rights belong to Purchaser, and no such Servicing Rights are owned by You or Seller in any respect.
In the event of a Servicing Termination, You hereby agree to (i) deliver to Purchaser or its designee the funds with respect to the applicable Loan(s) in the applicable Custodial Account under (and as defined in) the Servicing Agreement (net of all unpaid Servicing Fees and unreimbursed servicing expenses permitted hereunder) and electronic copies of the servicing files and related documents and statements held by You with respect to the applicable Loan(s) so affected and account for all such funds relating to such Loans, (ii) cooperate in all respects with the transfer of servicing with respect to such Loans to Purchaser or its designee and (iii) direct any party liable for any payment under any such Loans to make payment of any and all moneys due or to become due thereunder directly to Purchaser or as Purchaser shall direct including,
Ex. XI-4
4895-1210-4939v.10

without limitation, sending “goodbye” and “hello” letters. The out-of-pocket costs and expenses of such transfer shall be paid by the Purchaser only if the Purchaser had previously expressly assumed all of the rights, duties and obligations of Seller under the Servicing Agreement. The transfer of servicing and such records by You shall be in accordance with customary standards in the mortgage loan servicing industry and the terms of the Servicing Agreement, and such transfer shall include the transfer of the net amount of all escrows or reserves held for the related mortgagors.
You acknowledge that Purchaser or its designee has the right to perform continuing due diligence reviews with respect to the Loans and You for purposes of verifying compliance with the representations, warranties and specifications made under the Repurchase Agreement or otherwise. You agree that upon reasonable prior notice, You shall provide reasonable access to Purchaser or its designee and any of its agents, representatives or permitted assigns to the offices of Servicer during normal business hours and permit them to examine, inspect, and, at the expense of Purchaser, make copies and extracts of the Servicing Files and any and all documents, records, agreements, instruments or information relating to the Loans in the possession or under the control of Servicer.
Any amendment to the Servicing Agreement shall not be effective as against the Purchaser or the Seller for purposes of this Letter Agreement unless (i) the Purchaser has received prior written notice thereof, and (ii) the Purchaser shall have expressly consented thereto in writing. No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Purchaser.
Any notices hereunder shall be delivered in accordance with the provisions of Section 10.9 of the Servicing Agreement.
Notices shall be delivered to the following addresses:
If to Purchaser:    Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Jeffrey Dawkins
Telephone: (212) 902-6852
Telecopy: (212) 977-4870
Email: jeffrey.dawkins@gs.com
Email: gs-refgwarehouse@ny.email.gs.com
Email: gs-crewarehouse-am@ny.email.gs.com
Email: gs-warehouse-ops@ny.email.gs.com
with a copy to:     Goldman Sachs Bank USA
2001 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Brian A. Bolton – Mortgages Legal
Telephone: (972) 501-3900
Ex. XI-5
4895-1210-4939v.10

Telecopy: (212) 291-5318
Email: brian.a.bolton@gs.com
with a copy to:     Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Brian Krisberg
Telephone: (212) 839 8735
Fax: (212) 839 5599
Email: bkrisberg@sidley.com
If to Seller:    PCREDIT Levered A, LLC
711 High Street
Des Moines, Iowa 50392
Attention: Rachel Parker
Phone Number: (515) 878-9520
E-mail: Parker.Rachel@principal.com
with a copy to:    PCREDIT Levered A, LLC
711 High Street
Des Moines, Iowa 50392
Attention: Megan McConville
Phone Number: (515) 235-5496
E-mail: mcconville.megan@principal.com
and a copy to:    Simpson Thacher and Bartlett LLP
600 Travis Street, Suite 5400
Houston, Texas 77002
Attention: Jason Hwang
Phone Number: (713) 821-5669
E-mail: jhwang@stblaw.com
Any notices to You shall be delivered to the addresses and in accordance with the requirements set forth in Section 10.9 of the Servicing Agreement.
This Letter Agreement (and any claim or controversy hereunder) shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to any laws, rules or provisions of the State of New York that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of New York. This Letter Agreement may be executed in any number of counterparts, and by each party on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which taken together shall constitute one and the same document. Delivery of an executed counterpart of this Letter Agreement by facsimile, telecopy or other secure electronic format (including .pdf) shall be effective as delivery of a manually executed counterpart thereof.
Ex. XI-6
4895-1210-4939v.10

[NO FURTHER TEXT ON THIS PAGE]

Ex. XI-7
4895-1210-4939v.10

Please acknowledge receipt of this Letter Agreement and your agreement to its terms by signing in the signature block below and forwarding an executed copy to the other parties hereto.
Very truly yours,
PCREDIT LEVERED A, LLC,
a Delaware limited liability company

By:    PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By   ____________________________
Name:
Title:

By   ____________________________
Name:
Title:

Acknowledged and Agreed as of this __ day of ______________ 2020:

[__________________________],
as Servicer
By:
Name:
Title:

GOLDMAN SACHS BANK USA,
as Purchaser
By:
Name:
Title:

Ex. XI-8
4895-1210-4939v.10

Ex. XI-9
4895-1210-4939v.10

Exhibit A

SERVICING AGREEMENT

[Attached]
Ex. XI-10
4895-1210-4939v.10

Exhibit B

JOINDER TO SERVICING AGREEMENT

[Attached]
Ex. XI-11
4895-1210-4939v.10

EXHIBIT XII
FORM OF BAILEE LETTER
[DATE]
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: [______________]

Acquisition of ______________ (the “Asset”) by PCREDIT Levered A, LLC (“Seller”)
Ladies and Gentlemen:
This letter shall constitute the instructions to be followed by [INSERT NAME OF BAILEE] (the “Bailee”) in connection with Seller’s acquisition of the Asset, which shall be financed pursuant to the terms of that certain Master Repurchase Agreement, dated as of December 17, 2024 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”) by and between Seller and Goldman Sachs Bank USA (“Purchaser”).
By its execution of this Letter, the Bailee agrees to act as exclusive agent and bailee for Purchaser with respect to the transaction described herein.
Upon or prior to notification that the Bailee has received the Asset Documents (as defined below), Purchaser will wire or cause to be wired to Bailee on [INSERT PURCHASE DATE] (the “Purchase Date”) an amount equal to $________ (the “Proceeds”), which Proceeds shall be disbursed by the Bailee to the party entitled thereto as set forth on the settlement statement executed by Seller and Purchaser, a copy of which is attached as Exhibit A hereto (the “Disbursement Instructions”).
Before the Proceeds may be disbursed by the Bailee, the Bailee shall be unconditionally obligated and prepared to comply with all requirements of this letter and shall have received each of the following Asset Loan Documents (collectively, the “Asset Documents”):
[LIST DOCUMENTS TO BE COLLECTED BY BAILEE]
Upon receipt by the Bailee of the Asset Documents and the Proceeds, the Bailee shall do each of the following in the order specified:
1.Disburse the Proceeds in accordance with the Disbursement Instructions.
Ex. XII-1
4895-1210-4939v.10

2.Deliver the Asset Documents via overnight mail to the Custodian at the following address:
[__________]
[__________]
[__________]
Attention: [__________]
Telephone: [__________]
Fax: [__________]
Email: [__________]
3.Notify Purchaser that all of the foregoing actions have been completed.
4.Issue and deliver to Purchaser and Custodian on or prior to the Purchase Date by electronic mail in the name of Purchaser, an initial trust receipt and certification in the form of Attachment 1 attached hereto (the “Trust Receipt”), which Trust Receipt shall state that Bailee has received the documents comprising the Asset Documents.
Notwithstanding the foregoing, Bailee shall be permitted to deliver recorded pages of the following Asset Documents to Custodian within two (2) Business Days of receipt thereof from the applicable recording office:
[LIST PERMITTED POST-CLOSING DOCS]
All costs and expenses incurred in carrying out these instructions shall be borne by Seller, and the Bailee shall not look to any other party for reimbursement of, or liability for, such costs and expenses.
The Bailee hereby agrees (i) that the Bailee has obtained whatever assurances it deems necessary from the appropriate parties to firmly bind itself to fully and completely carry out the instructions set forth herein and (ii) that Purchaser is entitled to rely on the terms and provisions of this agreement in wiring the Proceeds and shall be the intended beneficiary hereof.
If for any reason the Proceeds are funded by Purchaser to the Bailee and the funds have not been disbursed by the Bailee as specified herein on or before 5:00 P.M. (New York City time) on the Purchase Date, the Bailee shall contact Purchaser immediately for further instructions. In the event that the Bailee is advised to return the Proceeds to Purchaser, the Bailee agrees to do so on demand in accordance with the instructions provided by Purchaser, without regard to any contrary instructions from Seller. If Seller’s acquisition of the Asset is delayed, the Bailee will return the Asset Documents to Seller unless otherwise instructed by Seller.
If Seller’s acquisition of the Asset is delayed and the Proceeds have been received by the Bailee, it is understood by Seller that interest shall accrue on the Proceeds at the rate which would have applied under the Repurchase Agreement had the acquisition been completed, from the time such
Ex. XII-2
4895-1210-4939v.10

amount is received by the Bailee until it is returned to Purchaser, and Seller shall be liable for all such accrued interest.

Ex. XII-3
4895-1210-4939v.10

[INSERT NAME OF BAILEE]
By:    ______________________________
Name:
Title:

ACCEPTED AND AGREED:
PCREDIT LEVERED A, LLC,
a Delaware limited liability company

By:    PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By   ____________________________
Name:
Title:

By   ____________________________
Name:
Title:
ACCEPTED AND AGREED:
GOLDMAN SACHS BANK USA,
as Purchaser

By:    _______________________________
Name:
Title:

Ex. XII-4
4895-1210-4939v.10

ATTACHMENT 1 TO BAILEE AGREEMENT
FORM OF BAILEE TRUST RECEIPT
____________, 20__
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: [______________]

Re:    Bailee Agreement, dated __________, 20___ (the “Bailee Agreement”) among PCREDIT Levered A, LLC (“Seller”), Goldman Sachs Bank USA (“Purchaser”) and [Name of Bailee] (“Bailee”)
Ladies and Gentlemen:
In accordance with the provisions of the above-referenced Bailee Agreement, the undersigned, as Bailee, hereby certifies that as to the Purchased Asset[s] described in the Bailee Agreement, it has reviewed the Asset Documents and has determined that all documents listed in Bailee Agreement are in its possession.
Bailee hereby confirms that it is holding the Asset Documents as agent and bailee for the exclusive use and benefit of Purchaser pursuant to the terms of the Bailee Agreement.
All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.
[NAME OF BAILEE],
as Bailee
By:
Name:
Title:

Ex. XII-5
4895-1210-4939v.10

LSTA
EXHIBIT XIII
[INTENTIONALLY OMITTED]

4895-1210-4939v.10

LSTA
EXHIBIT XIV
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Purchasers That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PCREDIT Levered A, LLC, a Delaware limited liability company, GOLDMAN SACHS BANK USA, a New York State member bank (together with its successors), and each Purchaser from time to time party thereto.
Pursuant to the provisions of Article 6 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Transaction(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Seller with a certificate of its Foreign Purchaser status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished the Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF PURCHASER]
By:
Name:
Title:

Date: ________ __, 20[ ]

4895-1210-4939v.10

LSTA
EXHIBIT XV
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PCREDIT Levered A, LLC, a Delaware limited liability company, GOLDMAN SACHS BANK USA, a New York State member bank (together with its successors), and each Purchaser from time to time party thereto.
Pursuant to the provisions of Article 6 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Purchaser with a certificate of its Foreign Purchaser status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Purchaser in writing, and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

4895-1210-4939v.10

LSTA
EXHIBIT XVI
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
 (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PCREDIT Levered A, LLC, a Delaware limited liability company, GOLDMAN SACHS BANK USA, a New York State member bank (together with its successors), and each Purchaser from time to time party thereto.
Pursuant to the provisions of Article 6 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Purchaser with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Purchaser and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

4895-1210-4939v.10

LSTA

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]
2
#52818021v22
4895-1210-4939v.10

LSTA
EXHIBIT XVII
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
 (For Foreign Purchasers That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PCREDIT Levered A, LLC, a Delaware limited liability company, GOLDMAN SACHS BANK USA, a New York State member bank (together with its successors), and each Purchaser from time to time party thereto.
Pursuant to the provisions of Article 6 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Transaction(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Transaction(s), (iii) with respect to the extension of credit pursuant to this Master Repurchase Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished the Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF PURCHASER]
By:
Name:
Title:

    Ex. XIII-1

4895-1210-4939v.10

LSTA
Date: ________ __, 20[ ]

    Ex. XIII-2

4895-1210-4939v.10